   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 1999

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                  eSPEED, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    7379                    13-4063515
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR     CLASSIFICATION CODE NUMBER)
      ORGANIZATION)

                            ------------------------

                      ONE WORLD TRADE CENTER, 103RD FLOOR
                            NEW YORK, NEW YORK 10048
                                 (212) 938-3773
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               STEPHEN M. MERKEL
                             SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                                  eSPEED, INC.
                      ONE WORLD TRADE CENTER, 105TH FLOOR
                               NEW YORK, NY 10048
                                 (212) 938-5445
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

                 CHRISTOPHER T. JENSEN, ESQ.                                      FREDERICK W. KANNER, ESQ.
                 MORGAN, LEWIS & BOCKIUS LLP                                        DEWEY BALLANTINE LLP
                       101 PARK AVENUE                                           1301 AVENUE OF THE AMERICAS
                      NEW YORK, NY 10178                                              NEW YORK, NY 10019
                       (212) 309-6000                                                  (212) 259-8000
                     FAX: (212) 309-6273                                             FAX: (212) 259-6333

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                             AMOUNT
    TITLE OF EACH CLASS                                                                      TO BE               AMOUNT OF
OF SECURITIES TO BE REGISTERED                                                        REGISTERED(1)(2)(3)    REGISTRATION FEE
Class A Common Stock, par value $.01 per share.....................................       $253,000,000            $70,334

(1) Includes shares to be sold upon exercise of the underwriters' over-allotment option. See "Underwriting."

(2) Estimated solely for purposes of calculating the registration fee.

(3) In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

We will amend and complete the information in this prospectus. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted or legal.


PRELIMINARY PROSPECTUS           Subject to Completion, dated September 21, 1999
--------------------------------------------------------------------------------
                              SHARES

[LOGO] eSpeed, Inc.
CLASS A COMMON STOCK
--------------------------------------------------------------------------------

We operate interactive electronic marketplaces designed to enable market participants to trade financial instruments and other products more effectively and at a lower cost than traditional trading environments. We are issuing and
selling all of the       shares to be sold in this initial public offering.

No public market currently exists for our Class A common stock. We estimate that
the initial public offering price per share will be between $          and
$          . We will apply to have our Class A common stock approved for quotation on the Nasdaq National Market under the symbol "ESPD". See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7 TO READ ABOUT CERTAIN RISKS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR CLASS A COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                 PER SHARE       TOTAL
----------------------------------------------------------------------------------------------------------
Public offering price.........................................................    $           $
----------------------------------------------------------------------------------------------------------
Underwriting discounts and commissions........................................    $           $
----------------------------------------------------------------------------------------------------------
Proceeds, before expenses, to us..............................................    $           $
----------------------------------------------------------------------------------------------------------

We have granted the underwriters a 30-day option to purchase up to an additional shares of Class A common stock from us to cover over-allotments at the initial public offering price less the underwriting discounts and commissions.

The underwriters expect to deliver the shares of Class A common stock in New
York, New York on         , 1999.

WARBURG DILLON READ LLC
                                                      THOMAS WEISEL PARTNERS LLC
     eSPEED (Service Mark) and INTERACTIVE MATCHING (Service Mark) are service marks of eSpeed. The other service marks mentioned in this prospectus, including CANTOR EXCHANGE (Service Mark) and CX (Service Mark), are the property of third parties.

                            ------------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements are found in the material set forth under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. When used in this prospectus, the words "anticipate," "believe," "expect," "estimate" and similar expressions are generally intended to identify forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in "Risk Factors" and elsewhere in this prospectus.

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including the risk factors and the financial statements. In this prospectus, references to (1) "we", "us", "our" and "eSpeed" refer to eSpeed, Inc. and its wholly-owned subsidiaries and (2) "Cantor" refer to Cantor Fitzgerald, L.P., a Delaware limited partnership, and its subsidiaries other than eSpeed, Inc. and its subsidiaries. Prior to this offering, eSpeed operated exclusively as a division of Cantor. Concurrent with this offering, Cantor will contribute to us substantially all of our assets, including the proprietary software, network distribution systems, technologies and related contractual rights necessary to operate our electronic marketplaces. Unless otherwise indicated, the information in this prospectus assumes that this contribution of assets has taken place and that we have conducted our operations since March 10, 1999.

OVERVIEW OF OUR BUSINESS

     We operate interactive electronic marketplaces designed to enable market participants to trade securities and other products in real-time, more effectively and at lower cost than traditional trading environments. Our current marketplaces are used by financial institutions and wholesale market participants to trade in a wide range of global fixed income securities, futures, options and other financial instruments, including government securities denominated in U.S. dollars, Euros, Yen, British Pound Sterling, Canadian dollars and currencies of emerging market countries, as well as securities of U.S. agencies, municipal securities, Eurobonds, corporate bonds and other global fixed income securities and U.S. Treasury futures. We operate the largest global electronic marketplace for U.S. Treasury securities and leading global electronic marketplaces for the other fixed income securities and financial instruments which have been converted to our eSPEED (Service Mark) electronic trading platform. Our current marketplaces process financial instrument transactions of over $150 billion per day, of which approximately $6 billion are wholly-electronic orders not involving any person as an intermediary. Our revenues are driven by trading activity and volumes in our marketplaces.

     We believe we operate the only electronic marketplaces used for trading in multiple securities and financial and non-financial instruments on a global basis. We also operate a U.S. Treasury futures exchange marketplace that is known as CANTOR EXCHANGE (Service Mark). It is the first fully electronic futures exchange for the trading of U.S. Treasury futures and will serve as our platform for the electronic trading of a broad range of futures contracts globally. Over 500 institutions worldwide participate in our marketplaces, including the 25 largest bond trading firms in the world, as identified by Euromoney Magazine. Most of these institutions use our proprietary screen displays and/or trading platforms, which allow us to deliver information and execute transactions in real-time through their security "firewalls". We have devoted significant resources to developing client arrangements, providing point-to-point lines, constructing hubs and creating software protocols to establish connectivity through these "firewalls" in order to securely deliver data and execute transactions for our clients.

     Our interactive electronic marketplaces are powered by our eSPEED (Service
Mark) system, which employs our private electronic real-time network and proprietary transaction processing software. Our system supports execution of trades internally by Cantor and enables fully electronic trading by our clients. We believe these components form one of the most robust trading systems in the world. The network is distributed and redundant and permits market participants to view information and execute trades in a fraction of a second from locations around the world. Our trades are processed using INTERACTIVE MATCHING (Service
Mark), our proprietary, rules-based trading method that interactively executes the orders of multiple market participants. For example, some of the rules employed in INTERACTIVE MATCHING (Service Mark) provide participants that are first to make a bid or offer, and first to act on the bid or offer, with priority in the auction process. INTERACTIVE MATCHING (Service Mark) encourages trading by giving the successful active participant in a transaction a time-based right of first refusal on the next sale/purchase. Because of its unique trading rules, we believe that INTERACTIVE MATCHING (Service Mark) is attractive to both large and small market participants, and represents a competitive advantage over other existing electronic trading systems.

     Concurrent with this offering, Cantor is contributing to us the proprietary software, network distribution systems and technologies that we refer to as our eSPEED (Service Mark) system. We will work to provide multiple electronic markets for transactions in securities, other financial instruments and other financial and non-financial products. Cantor will continue to provide telephonic access for those clients who want it and, where applicable, Cantor or a third party will provide clearing and other transaction support services in trades in which we participate. Cantor currently operates the largest wholesale marketplace for U.S. Treasury securities and leading marketplaces for many other fixed income securities and financial instruments. Cantor also operates other non-financial markets, such as energy, commodities and acid rain emissions. We have converted 11 of the largest Cantor marketplaces, including U.S. and European government securities, to our electronic trading platform. We intend to convert all of Cantor's remaining marketplaces to our electronic trading platform by the end of 2000.

     Cantor has been a leading global broker-dealer of fixed income securities over the past 25 years. Cantor developed the world's first screen-based brokerage market in U.S. government securities in 1972. Today, Cantor executes in excess of $35 trillion in transaction volume annually and is a major facilitator of liquidity in numerous financial products through its offices in the United States, Canada, Europe, Asia and Africa. We believe our relationship with Cantor is a significant competitive advantage. Our eSPEED (Service Mark) system provides the only way to electronically access Cantor's marketplaces. Consequently, we believe that clients will be strongly motivated to use our interactive electronic marketplaces.

     Our objective is to be the leading provider of interactive electronic marketplaces worldwide. Our strategy to achieve this objective includes (1) focusing exclusively on developing and operating interactive electronic marketplaces; (2) expanding the number of financial and non-financial products in our electronic marketplaces; (3) migrating clients to fully electronic trading; (4) leveraging existing eSPEED (Service Mark) system connectivity to deploy new products and services; (5) creating retail access to wholesale marketplaces for fixed income securities and other financial products; (6) pursuing acquisitions and strategic alliances; and (7) leveraging our eSPEED (Service Mark) system for use in other business-to-business and consumer markets.

OUR INDUSTRY

     Traditional Trading Methods for Financial Marketplaces. In both the fixed income and futures markets, trading practices historically have centered on a method of trading known as "open outcry", where all trading activity is focused on a central physical location, or pit. This method of trading can create significant value for the market participants in the pit, who often have access to better and more timely market information than other market participants. All other market participants have to access the market through this central location. Additionally, in order to access the pit, individuals and institutional traders must send their orders through several layers of middlemen, who assist in handling such orders. This process is inefficient. In today's heavily regulated open outcry U.S. futures markets, for example, an order can be routed through multiple people during its execution, adding significant costs to the transaction. Virtually all U.S. futures exchanges are controlled by their members and floor traders. Professional broker dealers, traders, institutional traders and individuals currently must trade with these floor members, who are the market makers. These factors result in higher direct and indirect costs of trade execution.

     Limitation of Traditional Trading Methods. While traditional financial markets facilitate large volume trading, they have significant shortcomings. Direct access is substantially limited and, therefore, many investors may not receive efficient pricing. Transaction costs are relatively high due to the number of people involved in an open outcry system. Execution can be slow. Program trading is difficult to implement because of the current manual nature of these markets, especially programs designed to automatically and simultaneously execute multiple trades in different, but related, financial products. Significant expense is also incurred in processing, confirming and clearing paper-based trades. Additionally, institutions incur significant expense implementing compliance programs designed to monitor and manage the exposure of individual professionals, as well as the entire enterprise. Because trading is paper- and telephone-based, these compliance programs are expensive to manage, produce delayed information and can be circumvented. Therefore, institutions bear increased risk. Finally, all of these impediments to trading limit volume and liquidity. Typically, one would expect the volume of a market to increase as the direct and indirect costs of participating in the market decrease.

OUR ELECTRONIC MARKETPLACE SOLUTION

     We operate a private electronic real-time network for wholesale financial markets through which we are connected to most of the largest financial institutions worldwide. We have installed in the offices of our existing client base, comprising more than 500 leading dealers, banks and other financial institutions, the technology infrastructure necessary to provide price information and trade execution on a real-time basis in a broad range of securities and financial instruments. We believe our eSPEED (Service Mark) system enables us to introduce and distribute a broad mix of products and services more quickly, cost effectively and seamlessly than competitors. Our clients include those who trade on our system on a fully electronic basis and those who access our system through Cantor's brokers.

     Our eSPEED (Service Mark) system (1) has a flexible design which allows us to quickly and easily add new financial instruments and trading models; (2) uses a highly redundant network distribution system, which we believe is one of the most robust systems in operation, and which enables us to provide access to a broad mix of accurate, real-time market data and fast and highly reliable trade execution; (3) is designed to minimize the need for human intermediaries in the trading process by providing clients with multiple methods of accessing our marketplaces and executing trades directly; and (4) uses INTERACTIVE MATCHING (Service Mark), our proprietary, rules-based trading method that interactively executes buy and sell orders of multiple market participants. These system features enable us to operate the only integrated trading network engaged in electronic trading in multiple products and marketplaces on a global basis.

     The benefits of our eSPEED (Service Mark) system include the following:

     Real-time Price Dissemination and Execution. Our eSPEED (Service Mark) system provides clients with the ability to access pricing and other information and execute trades instantaneously, as opposed to traditional trading methods which provide less timely information and less efficient trade execution.

         Lower Transaction Costs. Our eSPEED (Service Mark) system streamlines the entire trading process by eliminating the significant layers of manual intervention which currently exist at both the front-end of the process, including order entry, matching and postings functions, as well as at the middle and back-end of the process (clearance, settlement, tracking and reporting functions), resulting in significantly lower transaction costs for our clients.

         Multiple Product Program Trading. Our eSPEED (Service Mark) system provides our clients with the ability to execute sophisticated and complex transactions and trading strategies, including the trading of multiple products across multiple markets simultaneously.

         Greater Accuracy. Our eSPEED (Service Mark) system includes verification mechanisms at various stages of the execution process, which result in significantly reduced manual intervention, decreased probability of erroneous trades and more accurate execution for clients.

         Integrated Compliance and Credit Risk Functions.  Our eSPEED (Service
    Mark) system includes a comprehensive range of compliance and credit risk management components which perform several critical functions, including:
    (1) continuously monitoring trading activity to ensure that clients are staying within credit limits; (2) automatically preventing further trades once credit limits have been exceeded; and (3) evaluating and calculating positions and risk exposure across various products and credit limits. These risk, credit and compliance tools are highly sophisticated and can be customized for our clients and integrated into their information technology platforms.

          Highly Efficient Pricing on Illiquid Securities. Our Multiple Order Link Engine (MOLE) system enables us to provide prices for illiquid financial products through multiple trades in other related financial instruments. These multi-variable trades are extremely difficult to execute in traditional markets due to their complexity and the slow speed of manual execution.

         Ability to Automate Back-Office Functions. Our eSPEED (Service Mark) system automates previously paper- and telephone-based transaction processing, confirmation and clearing functions, substantially improving and reducing the cost of client back-offices, and enabling straight-through processing.

         Improved Access for Retail Investors. Our eSPEED (Service Mark) system enables online and traditional retail brokers to provide clients with real-time access to previously unavailable wholesale marketplaces for fixed income securities, futures, options and other financial instruments. We believe that this will increase retail interest in the trading of these financial products and further enhance the overall liquidity and efficiency of the market.

THE FORMATION TRANSACTIONS

     Concurrent with this offering, Cantor is contributing to us, and we are acquiring from Cantor, substantially all of our assets. These assets primarily consist of proprietary software, network distribution systems, technologies and related contractual rights necessary to operate our eSPEED (Service Mark) system. In exchange for these assets, we are issuing to Cantor shares of our Class B common stock representing approximately % of the voting power of our outstanding capital stock after this offering and paying Cantor $50.0 million in cash. Cantor will retain its present and future equity business, money market instruments business and any other business in which Cantor acts as a dealer and we will not share in any revenues generated by these businesses, other than service fees we may become entitled to receive in connection with hardware maintainence and other support services we may provide to Cantor.

     Cantor has been developing systems to promote fully electronic marketplaces since the early 1990s. Cantor conceived of and has invested more than $200 million in information technology, which culminated in the development of our eSPEED (Service Mark) system. Since January 1996, Cantor has used the eSPEED (Service Mark) system internally to conduct electronic trading. In March 1999, the first fully electronic transaction using the eSPEED (Service Mark) system was executed by a client.

     Cantor has previously entered into contractual agreements or other arrangements with many of the participants that trade in our electronic marketplaces. These agreements and arrangements provide the general terms and conditions, including those relating to warranties and allocations of liability, under which those participants may electronically execute trades in our marketplaces. We either have or will have upon the closing of this offering the rights and obligations under these agreements and arrangements as they relate to operating the eSPEED (Service Mark) system. We are in the process of registering as a broker-dealer with the National Association of Securities Dealers, Inc. and the regulatory authorities of various states. We also intend to obtain any foreign regulatory approvals for our foreign subsidiaries that are necessary or advisable. As we receive the regulatory approvals and licenses necessary to operate our electronic marketplaces globally and increase client awareness of our electronic marketplaces, we intend to enter directly into additional tri-party agreements and other arrangements with clients and Cantor. We assist all market participants, including Cantor, in participating in the electronic marketplaces that are created and supported by our eSPEED (Service Mark) system. We share with Cantor a portion of the transaction-based revenues paid by market participants for transactions effected through our electronic marketplaces. Cantor and many of the largest financial institutions in the world are currently our primary clients.

     We have entered into a number of agreements with Cantor under which we and Cantor agree to provide ongoing services to each other and which generally set forth other terms of our relationship with Cantor. See "Relationship with Cantor."

OUR CORPORATE INFORMATION

     We are a Delaware corporation. Our executive offices are located at One World Trade Center, 103rd Floor, New York, New York 10048. Our telephone number is (212) 938-3773. Our Web site is http://www.espeed.com and our e-mail address is info@espeed.com. The information on our Web site is not a part of this prospectus.

                                 THIS OFFERING

Class A common stock offered..............        shares

Common stock to be outstanding after this
  offering................................        shares of Class A common stock and         shares of Class B common
                                            stock (1)

Use of proceeds...........................  We intend to use the net proceeds from this offering for (1) technological and product development and improvements in existing and new marketplaces,
                                            (2) sales, marketing and advertising, (3) payment to Cantor of the cash portion of the consideration for our ESPEE (Service Mark) system assets, and (4) working capital and general corporate purposes, including possible acquisitions. See "Use of Proceeds" and "Relationship with Cantor."

Voting rights.............................  The rights of holders of shares of common stock are substantially identical, except that holders of Class B common stock will be entitled to 10 votes per share, while holders of Class A common stock will be entitled to one vote per share. See "Description of Capital
                                            Stock."

Proposed Nasdaq National Market symbol....  ESPD

------------------
(1) Excludes       shares of common stock reserved for issuance upon exercise of options granted under our stock option plan in connection with this offering.

(2) Unless otherwise indicated, all information in this prospectus assumes that the underwriters' over-allotment option will not be exercised.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

                                                               FOR THE PERIOD FROM MARCH 10, 1999
                                                               (DATE OF COMMENCEMENT OF OPERATIONS)
                                                                        TO JUNE 25, 1999
                                                               ------------------------------------
STATEMENT OF OPERATIONS DATA:
Total revenues..............................................               $ 12,517,606
Total expenses..............................................                 16,204,905
Loss before benefit for income taxes........................                 (3,687,299)
Net loss....................................................                 (3,595,076)

PRO FORMA DATA: (1)
Pro forma basic and diluted net loss per share..............
Pro forma shares outstanding................................

                                                                                    JUNE 25, 1999
                                                               -------------------------------------------------------
                                                                              ACTUAL                   AS ADJUSTED (2)
                                                               ------------------------------------    ---------------
STATEMENT OF FINANCIAL CONDITION DATA:
Cash........................................................               $     25,000
Total assets................................................                  9,078,376
Total liabilities...........................................                  7,193,153
Total stockholder's equity..................................                  1,885,223

------------------
(1) Reflects the determination of shares outstanding and loss per share data after giving effect to (A) conversion of currently outstanding shares of common stock to the equivalent number of shares of Class B common stock to be issued to Cantor, and (B) the number of shares of Class A common stock that would have to be sold at the initial public offering price per share to pay Cantor $50.0 million for its initial contribution of net assets to us as discussed in "Relationship with Cantor--The Formation Transactions."

(2) Reflects (A) the consummation of the formation transactions as discussed in "Relationship with Cantor--The Formation Transactions" as if those events had taken place at the beginning of the period and (B) the sale of the shares of Class A common stock offered hereby, at an assumed public
     offering price of $        per share after deducting the estimated offering
     expenses and underwriting discounts and commissions, and the receipt and application of the net proceeds therefrom as described under "Use of Proceeds."

                                  RISK FACTORS

     The purchase of our Class A common stock involves substantial investment risks. You should carefully consider the following risk factors, together with the other information in this prospectus, before purchasing our Class A common stock.

RISKS RELATED TO OUR BUSINESS

WE ARE A RECENTLY FORMED COMPANY; WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU MAY EVALUATE US, AND WE EXPECT TO INCUR FUTURE LOSSES.

     We are a recently formed company. We have had limited operations to date and, as a result, we have a limited operating history upon which to evaluate the merits of investing in our Class A common stock. As an early stage company, we are subject to risks, expenses and difficulties associated with implementing our business plan that are not typically encountered by more mature companies. In particular, our prospects are subject to risks, expenses and uncertainties encountered by companies in the new and rapidly evolving market for electronic commerce products and services. These risks include our failure or inability to:

     o provide services to our customers that are reliable and cost-effective;

     o expand our sales structure and marketing programs;

     o increase awareness of our brand or market positioning; and

     o respond to technological developments or service offerings by competitors.

     If we are not successful in implementing our business plan, our business or future financial condition or operating results could suffer. In addition, we expect to incur losses for the foreseeable future in connection with the implementation of our business plan.

OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE DO NOT EXPAND THE USE OF OUR ELECTRONIC SYSTEMS OR IF OUR CLIENTS DO NOT UTILIZE OUR MARKETPLACES OR SERVICES.

     The use of electronic marketplaces is relatively new. The success of our business plan depends, in part, on our ability to maintain and expand the network of brokers, dealers, banks and other financial institutions which will utilize our interactive electronic marketplaces. We cannot assure you that we will be able to continue to expand our marketplaces, or that we will be able to retain the current participants in our marketplaces. Failure to expand our marketplaces or retain current participants in our marketplaces may adversely affect our ability to realize our strategic and financial objectives.

     The success of our business plan also depends, in part, on our ability to enter into agreements with on-line and traditional brokerage firms under which their retail customers may use our electronic trading services to trade in the markets and products we offer.

     None of our agreements with wholesale market participants require them to use our electronic marketplaces. Client failure to use our services or marketplaces would materially adversely affect our ability to realize our strategic and financial objectives.

MARKETING AND STRATEGIC ALLIANCES MAY NOT GENERATE INCREASED TRADING IN OUR ELECTRONIC MARKETPLACES OR INCREASE THE NUMBER OF FULLY ELECTRONIC CLIENTS AND MAY BE TERMINATED.

     We expect to enter into strategic alliances with other market participants, such as retail brokers, exchanges, market makers, clearinghouses and technology companies, in order to increase client access to and use of our electronic marketplaces. We cannot assure you that we will be able to enter into these strategic alliances on terms that are favorable to us, or at all. The success of these relationships will depend on the amount of increased trading in our electronic marketplaces by the clients of these strategic alliance partners.

These arrangements may not generate the expected number of new clients or increased trading volume we are seeking.

SIGNIFICANT MARKETING EXPENSES MAY BE REQUIRED TO ESTABLISH UNDERSTANDING OF OUR ELECTRONIC MARKETPLACES AND OUR BRAND.

     To successfully execute our business plan, we must build awareness and understanding of our electronic marketplace services, brand and the adaptability of our electronic marketplaces for non-financial products. In order to build this awareness, our marketing efforts must succeed and we must provide high-quality services. These efforts will require us to incur significant expenses. We cannot assure you that our marketing efforts will be successful, and a failure of our marketing efforts could have a material adverse effect on our business, financial condition and operating results.

COMPUTER AND COMMUNICATIONS SYSTEMS FAILURES AND CAPACITY CONSTRAINTS COULD HARM OUR REPUTATION AND OUR BUSINESS.

     We internally support and maintain many of our computer systems and networks. Our failure to monitor or maintain these systems and networks or, if necessary, to find a replacement for this technology in a timely and cost-effective manner, would have a material adverse effect on our reputation, business, financial condition and operating results.

     We rely and expect to rely on third parties for various computer and communications systems, such as telephone companies, online service providers, data processors, clearance organizations and software and hardware vendors. Our systems or those of our third party providers may fail or operate slowly, causing one or more of the following:

     o unanticipated disruptions in service to our clients;

     o slower response times;

     o delays in our clients' trade execution;

     o failed settlement by clients to whom we provide services to facilitate settlement operations;

     o decreased client service satisfaction;

     o incomplete or inaccurate accounting, recording or processing of trades;

     o financial losses;

     o litigation or other client claims; and

     o regulatory sanctions.

     We cannot assure you that we will not experience systems failures from power or telecommunications failure, acts of God or war, human error, natural disasters, fire, power loss, sabotage, computer viruses, intentional acts of vandalism and similar events. Any system failure that causes an interruption in service or decreases the responsiveness of our service, including failures caused by client error or misuse of our systems, could impair our reputation, damage our brand name and have a material adverse effect on our business, financial condition and operating results.

WE MAY NOT EFFECTIVELY MANAGE OUR GROWTH.

     In order to execute our business plan, we must grow significantly. This growth will place significant strain on our personnel, management systems and resources. We expect that the number of our employees, including technical and management-level employees, will continue to increase for the foreseeable future. We must continue to improve our operational and financial systems and managerial controls and procedures, and we will need to continue to expand, train and manage our technical workforce. We must also maintain close coordination among our technical, compliance, accounting, finance and marketing and sales organizations. We cannot assure you that we will manage our growth effectively, and failure to do so could have a material adverse effect on our business, financial condition and operating results.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES.

     To remain competitive, we must continue to enhance and improve the responsiveness, functionality, accessibility and features of our proprietary software, network distribution systems and technologies. The financial services and e-commerce industries are characterized by rapid technological change, changes in use and client requirements and preferences, frequent product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing proprietary technology and systems obsolete. Our success will depend, in part, on our ability to:

     o develop and license leading technologies useful in our business;

     o enhance our existing services;

     o develop new services and technology that address the increasingly sophisticated and varied needs of our existing and prospective clients; and

     o respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

     The development of a Web site and other proprietary technology entails significant technical, financial and business risks. Further, the adoption of new Internet, networking or telecommunications technologies may require us to devote substantial resources to modify and adapt our services. We cannot assure you that we will successfully implement new technologies or adapt our proprietary technology and transaction-processing systems to client requirements or emerging industry standards. We cannot assure you that we will be able to respond in a timely manner to changing market conditions or client requirements, and a failure to respond could have a material adverse effect on our business, financial condition and operating results.

WE DEPEND ON MEMBERS OF MANAGEMENT AND EMPLOYEES WHO POSSESS SPECIALIZED MARKET KNOWLEDGE AND TECHNOLOGY SKILLS.

     Our future success depends, in significant part, on the continued service of Howard Lutnick, our Chairman and Chief Executive Officer, Frederick Varacchi, our President and Chief Operating Officer, and our other executive officers and managers and sales and technical personnel who possess extensive financial markets knowledge and technology skills. We cannot assure you that we would be able to find an appropriate replacement for Mr. Lutnick or Mr. Varacchi if the need should arise, and any loss or interruption of Mr. Lutnick's or Mr. Varacchi's services could have a material adverse effect on our business, financial condition and operating results. We have not entered into employment agreements with and we do not have "key person" life insurance policies on any of our officers or other personnel. All of the members of our management team are also officers, partners or key employees of Cantor. As a result, they dedicate only a portion of their professional efforts to our business and operations. We cannot assure you that the time these persons devote to our business and operations in the future will be adequate and that we will not experience an adverse effect on our business, financial condition and operating results due to the demands placed on our management team by their other professional obligations. We intend to strive to provide high quality services that will allow us to establish and maintain long-term relationships with our clients. Our ability to do so will depend, in large part, upon the individual employees who represent us in our dealings with clients. The market for qualified programmers, technicians and sales persons is extremely competitive and has grown more so in recent periods as electronic commerce has experienced growth. We cannot assure you that we will be successful in our efforts to recruit and retain the required personnel, and our failure to do so could have a material adverse effect on our business, financial condition and operating results.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, WHICH MAY CAUSE US TO INCUR SIGNIFICANT COSTS.

     Our business is dependent on proprietary technology and other intellectual property rights. We license our patented and/or proprietary technology from Cantor. The license arrangement is exclusive, except in the event that we do not seek to or are unable to provide to Cantor any requested services covered by the patent and Cantor elects not to require us to do so. We expect to rely primarily on patent, copyright, trade secret and trademark laws to protect our proprietary technology and business methods. Our license with Cantor includes four issued

United States patents as well as rights under domestic and foreign patent applications, including foreign applications currently filed by Cantor. We cannot guarantee that these concepts and technologies are patentable. Where patents are granted in the U.S., we can give no assurance that equivalent patents will be granted in Europe or elsewhere, as a result of differences in local laws affecting patentability and validity. Moreover, we cannot guarantee that Cantor's issued patents are valid and enforceable, or that third parties competing or intending to compete with us will not infringe any of these patents. Despite precautions we or Cantor have taken or may take to protect our intellectual property rights, it is possible that third parties may copy or otherwise obtain and use our proprietary technology without authorization. It is also possible that third parties may independently develop technologies similar to ours. It may be difficult for us to monitor unauthorized use of our proprietary technology and intellectual property rights. Any enforcement action would have to be taken in each jurisdiction in which infringement occurs. The approach and legal interpretation adopted by different local courts is likely to vary. We cannot assure you that the steps we have taken will prevent misappropriation of our technology or intellectual property rights.

     We also license software from third parties, much of which is integral to our systems and our business. The licenses are terminable if we breach our obligations under the license agreements. If any of these relationships were terminated or if any of these third parties were to cease doing business, we may be forced to spend significant time and money to replace the licensed software. However, we cannot assure you that the necessary replacements will be available on reasonable terms, if at all.

     We own many Internet domain names including "www.espeed.com." The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names, any or all of which may dilute the strength of our names. We may not acquire or maintain our domain names in all of the countries in which our Web site may be accessed, or for any or all of the top-level domain names that may be introduced. The relationship between regulations governing domain names and laws protecting proprietary rights is unclear. Therefore, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

     Also, we may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. We may incur substantial costs and diversion of resources as a result of litigation, even if we win. This could have a material adverse effect on our business, financial condition and operating results. We may face claims that we have infringed on the proprietary rights of others or that our proprietary rights are invalid or unenforceable. These claims, even if without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources or require us to enter into royalty or licensing agreements. We cannot assure you that a license would be available to us on reasonable terms, if at all. Assertion or prosecution of claims of this type, whether successful or unsuccessful, could have a material adverse effect on our business, financial condition and operating results.

     On June 21, 1999, Cantor and two of its affiliates, Cantor Fitzgerald Securities and CFPH, LLC brought suit against Liberty Brokerage Investment Corporation and Liberty Brokerage Inc. in the United States District Court for the District of Delaware for infringement of one of the patents, Fraser et al. U.S. patent 5,905,974, entitled "Automated Auction Protocol Processor." Cantor alleged in the complaint that Liberty was infringing the '974 patent by making, using, selling and/or offering for sale systems and methods that embody or use the inventions claimed in the '974 patent. On August 10, 1999 Cantor and CFPH, LLC voluntarily dismissed the suit without prejudice. Subsequently, on August 10, 1999, Liberty Brokerage Investment Corporation filed an action for declaratory judgment in the United States District Court for the District of Delaware claiming that the '974 patent was invalid, unenforceable and not infringed by Liberty. We will assume responsibility for defending this suit on behalf of Cantor and its affiliates. If we are not successful in defending this lawsuit, it could have a material adverse effect on our ability to protect our intellectual property rights.

ANY INFRINGEMENT BY US ON PATENT RIGHTS OF OTHERS COULD RESULT IN LITIGATION.

     Patents of third parties may have an important bearing on our ability to offer certain of our products and services. Our competitors as well as other companies and individuals may obtain, and may be expected to obtain in the future, patents that concern products or services related to the types of products and services we offer or plan to offer. We cannot assure you that we are or will be aware of all patents containing claims that may pose a risk of infringement by our products and services. In addition, patent applications in the United States are generally confidential until a patent is issued and so we cannot evaluate the extent to which our products and services may be covered or asserted to be covered by claims contained in pending patent applications. In general, if one or more of our products or services were to infringe patents held by others, we may be required to stop developing or marketing the products or services, to obtain licenses to develop and market the services from the holders of the patents or to redesign the products or services in such a way as to avoid infringing on the patent claims. We cannot assess the extent to which we may be required in the future to obtain licenses with respect to patents held by others, whether such licenses would be available or, if available, whether we would be able to obtain such licenses on commercially reasonable terms. If we were unable to obtain such licenses, we may not be able to redesign our products or services to avoid infringement which could materially adversely affect our business, financial condition and operating results.

     On May 5, 1999, Cantor and The Board of Trade of the City of
Chicago, The New York Mercantile Exchange and The Chicago Mercantile Exchange were sued by Electronic Trading Systems, Inc. in the United States District Court for the Northern District of Texas (Dallas Division) for alleged infringement of Wagner United States patent 4,903,201, entitled "Automated Futures Trade Exchange." The patent relates to a system and method for implementing an electronic, computer-automated futures exchange and affects only Cantor Exchange(Service Mark). If the plaintiff is successful in the lawsuit, we may be required to obtain a license to develop and market one or more of our services, to cease developing or marketing such services or to redesign such services. We cannot assure you that we would be able to obtain such licenses or that we would be able to obtain them at commercially reasonable rates, or, if unable to obtain licenses, that we would be able to redesign our services to avoid infringement. As a result, this lawsuit could materially adversely affect our business, financial condition and operating results, including our ability to offer electronic trading marketplaces in the future. See "Business--Our Intellectual Property."

INTENSE COMPETITION COULD ADVERSELY AFFECT OUR MARKET SHARE AND FINANCIAL PERFORMANCE.

     The electronic trading and Internet-based financial services markets are highly competitive and many of our competitors are more established and have greater financial resources than us. We expect that competition will intensify in the future. Many of our competitors also have greater market presence, engineering and marketing capabilities and technological and personnel resources than we do. As a result, as compared to us, our competitors may:

     o develop and expand their network infrastructures and service offerings more efficiently or more quickly;

     o adapt more swiftly to new or emerging technologies and changes in client requirements;

     o take advantage of acquisitions and other opportunities more effectively;

     o devote greater resources to the marketing and sale of their products and services; and

     o more effectively leverage existing relationships with clients and strategic partners or exploit more recognized brand names to market and sell their services.

     Our current and prospective competitors are numerous and include:

     o Interdealer brokerage firms, including Liberty Brokerage Investment Corporation and Garban-Intercapital plc.

     o Technology companies and market data and information vendors, including Reuters Group plc, Bloomberg L.P. and Bridge Information Systems, Inc.;

     o Securities or futures exchanges or similar entities, including the Chicago Board of Trade, the Chicago Mercantile Exchange, the Chicago Board of Options Exchange, Eurex, the New York Stock Exchange and the Nasdaq National Market;

     o Electronic communications networks, crossing systems and similar entities such as Investment Technology Group and Optimark Technologies Inc.; and

     o Consortia such as BrokerTec Global LLC and EuroMTS.

We believe that we may also face competition from large computer software companies, media and technology companies and some securities brokerage firms that are currently our clients.

     The number of businesses providing Internet-related financial services is rapidly growing, and other companies, in addition to those named above, have entered into or are forming joint ventures or consortia to provide services similar to those provided by us. Others may acquire the capabilities necessary to compete with us through acquisitions.

     In the event we extend the application of our INTERACTIVE MATCHING (Service
Mark) technology to conducting or facilitating auctions of consumer goods and services over the Internet, we expect to compete with both on-line and traditional sellers of these products and services. The market for selling products and services over the Internet is new, rapidly evolving and intensely competitive. Current and new competitors can launch new sites at a relatively low cost. We expect we will potentially compete with a variety of companies with respect to each product or service we offer. We may face competition from e-Bay, priceline.com, Amazon.com and a number of other large Internet companies that have expertise in developing on-line commerce and in facilitating Internet traffic, including America Online, Microsoft and Yahoo!, who could choose to compete with us either directly or indirectly through affiliations with other e-commerce companies. We cannot assure you that we will be able to compete effectively with such companies.

WE MAY COMPETE IN SOME ASPECTS OF OUR BUSINESS WITH CONSORTIA OWNED BY OUR CLIENTS.

     Consortia owned by some of our clients have announced their intention to explore the development of electronic trading networks. BrokerTec Global LLC, a proposed electronic inter-dealer fixed income broker whose members include Citigroup, Credit Suisse First Boston, Deutsche Bank AG, Goldman Sachs Group, Lehman Brothers, Merrill Lynch & Co. and Morgan Stanley Dean Witter, has announced its intention to develop or acquire a facility for electronic trading of U.S. Treasury securities, Euro-denominated sovereign debt and other fixed income securities and futures-related products. All of the members of BrokerTec Global LLC are currently clients of Cantor and us. Consortia such as BrokerTec Global LLC may compete with us and our electronic marketplaces in the future. We currently compete with a similar consortium called EuroMTS in Europe. The members of EuroMTS include the leading fixed income dealers in European government securities as well as clients of Cantor and of ours.

LOW TRADING VOLUME IN FIXED INCOME SECURITIES COULD ADVERSELY AFFECT OUR
BUSINESS.

     We have experienced significant fluctuations in the aggregate trading volume of securities and financial products being traded in our marketplaces. We expect that fluctuations in the trading volume of securities and financial products traded in our marketplaces will occur in the future from time to time and have a direct impact on our future operating results. This may cause significant fluctuations in our profitability when the trading volumes are low. Periods of low volatility could result in low trading volume and, as a result, could have a material adverse effect on our business, financial condition and operating results.

ADVERSE ECONOMIC AND POLITICAL CONDITIONS MAY CAUSE SUBSTANTIAL DECLINES IN THE GLOBAL FINANCIAL MARKETS AND ADVERSELY AFFECT OUR OPERATING RESULTS.

     The global financial services business is, by its nature, risky and volatile and is directly affected by many national and international factors that are beyond our control. Any one of these factors may cause a substantial decline in the U.S. and global financial services markets, resulting in reduced trading volume and turnover. These events could materially adversely affect our business. These factors include:

     o economic and political conditions in the United States and elsewhere in the world;

     o concerns over inflation and wavering institutional / consumer confidence levels;

     o the availability of cash for investment by mutual funds and other wholesale and retail investors;

     o rising interest rates;

     o fluctuating exchange rates;

     o legislative and regulatory changes; and

     o currency values.

     In the past several years, the U.S. financial markets have achieved historic highs. We do not believe these strong markets can continue indefinitely. Our revenues and profitability are likely to decline significantly during periods of stagnant economic conditions or low trading volume in the U.S. and global financial markets.

OUR SYSTEMS, AS WELL AS THOSE OF OTHERS, MAY PROVE NOT TO BE YEAR 2000 COMPLIANT, WHICH COULD SIGNIFICANTLY DISRUPT OUR BUSINESS.

     With the Year 2000 approaching, many institutions around the world are reviewing and modifying their computer systems to ensure that they are Year 2000 compliant. The issue, in general terms, is that many existing computer systems and microprocessors with date functions, including those in non-information technology equipment and systems, use only two digits to identify a year in the date field with the assumption that the first two digits of the year are always "19". Consequently, on January 1, 2000, computers that are not Year 2000 compliant may read the year as 1900. Systems that calculate, compare or sort using the incorrect date may malfunction.

     Because our business is dependent upon the proper functioning of our proprietary software, technologies and computer systems, a failure of our software, technologies or systems to be Year 2000 compliant would have a material adverse effect on us. If not remedied, potential risks include business interruption or shutdown, financial loss, regulatory actions, reputational harm and legal liability.

     In addition, we depend upon the proper functioning of third-party computer and non-information technology systems. These parties include subcontractors, such as third-party administrators, and vendors such as providers of telecommunication services, quotation equipment and other utilities. If the third parties with which we interact have Year 2000 problems that are not remedied, disruptions may result which could have a material adverse effect on our business, financial condition and operating results. Disruption or suspension of activity in the world's financial markets is also possible. In addition, uncertainty about the success of remediation efforts generally may cause many market participants to reduce the level of their market activities temporarily as they assess the effectiveness of these efforts during a "phase-in" period beginning in late 1999. This in turn could result in a general reduction in trading and other market activities. We cannot predict the impact that such reduction would have on us. Some of our contracts with our clients represent that our systems will be Year 2000 compliant. For these and other reasons, we may also be exposed to litigation with our clients as a result of Year 2000 problems. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Impact of the Year 2000."

EXPANSION OF OUR OPERATIONS OUTSIDE NORTH AMERICA INVOLVES SPECIAL CHALLENGES THAT WE MAY NOT BE ABLE TO MEET, WHICH COULD NEGATIVELY IMPACT OUR FINANCIAL RESULTS.

     We operate electronic marketplaces throughout Europe and Asia and we plan to further expand our operations throughout these regions in the near future. There are certain risks inherent in doing business in international markets, particularly in the regulated brokerage industry. These risks include:

     o less developed automation in exchanges, depositories and national clearing systems;

     o unexpected changes in regulatory requirements, tariffs and other trade barriers;

     o difficulties in staffing and managing foreign operations;

     o fluctuations in currency exchange rates;

     o reduced protection for intellectual property rights;

     o seasonal reductions in business activity during the summer months; and

     o potentially adverse tax consequences.

Any of the factors described above could have a material adverse effect on our international operations and, consequently, on our business, financial condition and operating results.

     We are required to comply with the laws and regulations of foreign governmental and regulatory authorities of each country in which we conduct business. These may include laws, rules and regulations relating to any aspect of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of clients' funds and securities, capital structure, record-keeping, the financing of clients' purchases, broker-dealer and employee registration requirements and the conduct of directors, officers and employees. Any failure to develop effective compliance and reporting systems could result in regulatory penalties in the applicable jurisdiction, which could have a material adverse effect on our business, financial condition and operating results.

     The growth of the Internet as a means of conducting international business has also raised many legal issues regarding, among other things, the circumstances in which countries or other jurisdictions have the right to regulate Internet services that may be available to their citizens from service providers located elsewhere. In many cases, there are no laws, regulations, judicial decisions or governmental interpretations that clearly resolve these issues. This uncertainty may adversely affect our ability to use the Internet to expand our international operations, and creates the risk that we could be subject to disciplinary sanctions or other penalties for failure to comply with applicable laws or regulations.

WE MAY NOT BE ABLE TO USE OUR TECHNOLOGY IN NEW MARKETS.

     We intend to leverage our eSPEED (Service Mark) system and Cantor's relationships to enter new markets. We cannot assure you that we will be able to successfully adapt our proprietary software, electronic distribution networks and technology for use in other markets. Even if we do adapt our software, networks and technology, we cannot assure you that we will be able to attract clients and compete successfully in any such new markets. We cannot assure you that our marketing efforts or our pursuit of any of these opportunities will be successful. If these efforts are not successful, we could suffer losses while developing new marketplaces or realize less than expected earnings, which in turn could result in a decrease in the market value of our Class A common stock. Furthermore, these efforts may divert management attention or inefficiently utilize our resources. We intend to create electronic marketplaces for many financial products by the end of 2000, but there is no guarantee that we will be able to do so. Any failure to do so could have a material adverse effect on our business, financial condition and operating results.

WE MAY NOT BE ABLE TO INTEGRATE ACQUIRED OPERATIONS EFFECTIVELY.

     Our business strategy contemplates expansion through the acquisition of exchanges and other companies providing services or having technologies and operations which are complementary to ours. Acquisitions entail numerous risks, including:

     o difficulties in the assimilation of acquired operations and products;

     o diversion of management's attention from other business concerns;

     o assumption of unknown material liabilities of acquired companies;

     o amortization of acquired intangible assets, which would reduce future reported earnings; and

     o potential loss of clients or key employees of acquired companies.

     We cannot assure you that we will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future.

OUR BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT AND OTHER REGULATION.

     The Securities and Exchange Commission (SEC), National Association of Securities Dealers, Inc. (NASD), Commodity Futures Trading Commission (CFTC) and other agencies extensively regulate the U.S. securities industry. Our international operations may be subject to similar regulations in specific jurisdictions. We are in the process of registering our subsidiaries as broker-dealers. If we are unsuccessful in completing these registrations, we would have to recognize revenues in a way other than by shared commissions. This may negatively affect our revenues. Our U.S. subsidiaries are required to comply strictly with the rules and regulations of these agencies. As a matter of public policy, these regulatory bodies are responsible for safeguarding the integrity of the securities and other financial markets and protecting the interests of investors in those markets. Most aspects of our U.S. broker-dealer subsidiaries are highly regulated, including:

     o the way we deal with our clients;

     o our capital requirements;

     o our financial and SEC reporting practices;

     o required record keeping and record retention procedures;

     o the licensing of our employees; and

     o the conduct of our directors, officers, employees and affiliates.

     If we fail to comply with any of these laws, rules or regulations, we may be subject to censure, fines, cease-and-desist orders, suspension of our business, suspensions of personnel or other sanctions, including revocation of registration as a broker-dealer. Changes in laws or regulations or in governmental policies could have a material adverse effect on us. These agencies have broad powers to investigate and enforce compliance and punish non-compliance with their rules and regulations. We cannot assure you that we and/or our directors, officers and employees will be able to fully comply with and will not be subject to claims or actions by these agencies.

     The consumer products and services we anticipate offering through our electronic marketplaces are likely to be regulated by federal and state governments. Our ability to provide such services will be affected by these regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of affected markets to become impractical and otherwise adversely affect our financial performance.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH NET CAPITAL REQUIREMENTS.

     The SEC, CFTC and various other regulatory agencies have stringent rules and regulations with respect to the maintenance of specific levels of net capital by broker-dealers. Net capital (assets minus liabilities) is the net worth of a broker or dealer, less deductions for certain types of assets. If a firm fails to maintain the required net capital, it may be subject to suspension or revocation of registration by the SEC or CFTC and suspension or expulsion by these regulators, and could ultimately lead to the firm's liquidation. If these net capital rules are changed or expanded, or if there is an unusually large charge against net capital, operations that require the intensive use of capital would be limited. Also, our ability to withdraw capital from broker-dealer subsidiaries could be restricted, which in turn could limit our ability to pay dividends, repay debt and redeem or purchase shares of our outstanding stock. A large operating loss or charge against net capital could adversely affect our ability to expand or even maintain our present levels of business, which could have a material adverse effect on our business, financial condition and operating results.

     As of August 27, 1999, if each of our U.S. subsidiaries had been subject to the Uniform Net Capital Rule, the minimum net capital we would have had to maintain would have been $5,000. At that time, each of our U.S. subsidiaries had total net capital of approximately $90,000, or approximately $85,000 in excess of the minimum amount that would have been required. In addition, we may be subject to net capital requirements in foreign jurisdictions.

WE ARE SUBJECT TO RISKS RELATING TO UNCERTAINTY IN THE REGULATION OF THE
INTERNET.

     There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing, taxing and the characteristics and quality of products and services. For example, the Telecommunications Act sought to prohibit transmitting various types of information and content over the Internet. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Internet could adversely affect our business.

WE ARE SUBJECT TO THE RISKS OF LITIGATION AND SECURITIES LAWS LIABILITY.

     Many aspects of our business, and the businesses of our clients, involve substantial risks of liability. Dissatisfied clients frequently make claims regarding quality of trade execution, improperly settled trades, mismanagement or even fraud against their service providers. We and our clients may become subject to these claims as the result of failures or malfunctions of systems and services provided by us and may seek recourse against us. We could incur significant legal expenses defending claims, even those without merit. An adverse resolution of any lawsuits or claims against us could have a material adverse effect on our business, financial condition and operating results.

     In addition, we may also become subject to legal proceedings and claims against Cantor as a result of the formation transactions. Although Cantor has agreed to indemnify us against any claims or liabilities arising from our assets or operations prior to the formation transactions, we cannot assure you that such claims or litigation will not harm our business, financial condition or results of operations in any material respect. See "Relationship with Cantor--Assignment and Assumption Agreement."

EMPLOYEE MISCONDUCT COULD HARM US AND IS DIFFICULT TO DETECT.

     There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. Misconduct by employees could include hiding from us unauthorized or unsuccessful activities. In either case, this type of conduct could result in unknown and unmanaged risks or losses. Employee misconduct could also involve the improper use of confidential information, which could result in regulatory sanctions and serious reputational harm. It is not always possible to deter employee misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases.

WE CANNOT PREDICT OUR FUTURE CAPITAL NEEDS OR OUR ABILITY TO SECURE ADDITIONAL FINANCING.

     We anticipate, based on management's experience and current industry trends, that our existing cash resources, combined with the net proceeds from this offering, will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next 12 months. However, we may need to raise additional funds to:

     o increase the regulatory net capital necessary to support our operations;

     o support more rapid growth in our business;

     o develop new or enhanced services and products;

     o respond to competitive pressures;

     o acquire complementary technologies; and

     o respond to unanticipated requirements.

     We cannot assure you that we will be able to obtain additional financing when needed on terms acceptable, if at all.

RISKS RELATED TO OUR RELATIONSHIP WITH CANTOR

WE DEPEND ON CANTOR'S BUSINESS.

     We recognized over 50% of our revenues for the period from March 10, 1999 to June 25, 1999 from transactions in which we received amounts based on fixed percentages of commissions paid to Cantor. Consequently, any reductions in the amount of commissions paid to Cantor, including events which impact Cantor's business or operating results, could have a material adverse effect on our business or operating results.

     In addition, fees paid to us by Cantor for system services, represented 39.7% of our revenues for the period from March 10, 1999 to June 25, 1999. These fee revenues are remitted to us on a monthly basis. Consequently, we are a general creditor of Cantor, and events which negatively impact Cantor's financial position and ability to remit our fees could have a material adverse effect on our financial condition.

CONFLICTS OF INTEREST AND COMPETITION WITH CANTOR MAY ARISE.

     Various conflicts of interest between us and Cantor may arise in the future in a number of areas relating to our past and ongoing relationships, including competitive business activities, potential acquisitions of businesses or properties, the election of new directors, payment of dividends, incurrence of indebtedness, tax matters, financial commitments, marketing functions, indemnity arrangements, service arrangements, issuances of our capital stock, sales or distributions by Cantor of its shares of our common stock and the exercise by Cantor of control over our management and affairs. A majority of our directors and officers following this offering also serve as directors and/or officers of Cantor. Simultaneous service as an eSpeed director or officer and service as a director or officer, or status as a partner, of Cantor could create or appear to create potential conflicts of interest when such directors, officers and/or partners are faced with decisions that could have different implications for us and for Cantor. Mr. Lutnick, our Chairman and Chief Executive Officer, is the sole stockholder of the managing general partner of Cantor. As a result,
Mr. Lutnick controls Cantor. Upon completion of this offering, Cantor will own all of the outstanding shares of our Class B common stock, representing
approximately    % of the combined voting power of all classes of our voting stock. Mr. Lutnick's simultaneous service as our Chairman and Chief Executive Officer and his control of Cantor could create or appear to create potential conflicts of interest when Mr. Lutnick is faced with decisions that could have different implications for us and for Cantor.

     As part of the formation transactions, Cantor will contribute substantially all of our assets to us. Cantor currently has no plans to form or acquire any other similar operations; however, Cantor is currently engaged in securities transaction execution and processing operations which are related to the electronic trading services we will provide. Our Joint Services Agreement obligates us to perform services for Cantor at cost, sets forth the ongoing revenue sharing obligations between Cantor and us and subjects us to non-competition obligations with Cantor. Because this agreement has a perpetual term and does not provide for modification under its terms, this agreement may become burdensome for us. The costs of performing our obligations could have a material adverse effect on our business, financial condition and operating results.

AGREEMENTS BETWEEN US AND CANTOR ARE NOT THE RESULT OF ARMS'-LENGTH
NEGOTIATIONS.

     In connection with the formation transactions, we will enter into an Administrative Services Agreement, a Joint Services Agreement and several other agreements with Cantor relating to the provision of services to each other and third parties. These agreements will not be the result of arms'-length negotiations because Cantor will continue to own and control us at the time the agreements are executed. As a result, the prices charged to us or by us for services provided under the agreements may be higher or lower than prices that may be charged by third parties. See "Relationship with Cantor."

WE DEPEND ON SERVICES AND ACCESS TO OPERATING ASSETS PROVIDED BY THIRD PARTIES.

     Many of the assets and services provided by Cantor under the terms of the Administrative Services Agreement are leased or provided to Cantor by third party vendors. As a result, in the event of a dispute between Cantor and a third party vendor, we could lose access to, or the right to use, as applicable, office space, personnel, corporate services and operating assets. In such a case, we would have no recourse with respect to the third party vendor. Our inability to use these services and operating assets for any reason, including any termination of the Administrative Services Agreement between us and Cantor or the agreements between Cantor and third party vendors, could have a material adverse effect on our business, financial condition and operating results.

OUR REPUTATION MAY BE AFFECTED BY ACTIONS TAKEN BY CANTOR AND ENTITIES WHICH ARE RELATED TO CANTOR.

     Initially, Cantor will be our most significant client. Cantor holds direct and indirect ownership and management interests in numerous other entities which engage in a broad range of financial services and securities-related activities. Actions taken by, and events involving, Cantor or these related companies which are perceived negatively by the securities markets, or the public generally, could have a material adverse effect on us and could affect the price of our Class A common stock. In addition, events which negatively affect the financial condition of Cantor may negatively affect us. These events could cause Cantor to lose clients that may trade in our marketplaces, could impair Cantor's ability to perform its obligations under the Joint Services Agreement and other agreements Cantor enters into with us and could cause Cantor to liquidate investments, including by selling or otherwise transferring shares of our common stock. Any of these events could have a material adverse effect on our business, financial condition and operating results, and on the market price of our Class A common stock.

RISKS RELATED TO E-COMMERCE AND THE INTERNET

OUR BUSINESS STRATEGY DEPENDS ON THE GROWTH OF ELECTRONIC MARKETPLACES FOR SECURITIES AND FINANCIAL PRODUCTS.

     The success of our business plan depends on our ability to create interactive electronic marketplaces in a wide range of securities and financial products. Historically, securities and commodities markets operated through an "open outcry" format in which buyers and sellers traded securities in "pits" through verbal communication. These open outcry markets have recently begun to be supplanted with new systems which match buyers and sellers electronically. The utilization of our interactive electronic marketplaces depends on the continued acceptance and utilization of these electronic securities and commodities markets. Failure in the growth and acceptance of the use of electronic markets could have a material adverse effect on our business, financial condition and operating results.

WE ARE DEPENDENT ON CONTINUED GROWTH OF E-COMMERCE AND INTERNET USAGE.

     As part of our business strategy, we expect to do business with online and traditional retail brokers. We expect to enable these firms to provide to their clients access to trading in fixed income securities and futures and other wholesale financial products markets through the Internet.

     Our strategic and financial objectives would be adversely impacted if Internet usage does not continue to grow. Consumer use of the Internet as a medium of commerce is a recent phenomenon and is subject to a high level of uncertainty. Internet usage may be inhibited for a number of reasons, including:

     o access costs;

     o inadequate network infrastructure;

     o security concerns;

     o uncertainty of legal, regulatory and tax issues concerning the use of the Internet;

     o concerns regarding ease of use, accessibility and reliability;

     o inconsistent quality of service; and

     o lack of availability of cost-effective, high-speed service.

     If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it, or the Internet's performance and reliability may decline. Similarly, Web sites have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays occur frequently, use of the Internet as a commercial or business medium could grow more slowly or decline. Even if Internet usage continues to grow, online trading in the wholesale securities markets, and in particular the fixed income securities and futures markets, may not be accepted by retail customers. This could negatively affect the growth of our business.

OUR NETWORKS AND THOSE OF OUR THIRD PARTY SERVICE PROVIDERS MAY BE VULNERABLE TO SECURITY RISKS.

     We expect the secure transmission of confidential information over public networks to be a critical element of our operations. Our networks and those of our third party service providers, including Cantor and associated clearing corporations, and our clients may be vulnerable to unauthorized access, computer viruses and other security problems. Persons who circumvent security measures could wrongfully use our information or cause interruptions or malfunctions in our operations, which could have a material adverse effect on our business, financial condition and operating results. We may be required to expend significant resources to protect against the threat of security breaches or to alleviate problems, including reputational harm and litigation, caused by any breaches. Although we intend to continue to implement industry-standard security measures, we cannot assure you that those measures will be sufficient.

RISKS RELATED TO OUR CAPITAL STRUCTURE

THE VOTING CONTROL OF OUR COMMON STOCK WILL BE CONCENTRATED AMONG THE HOLDERS OF OUR CLASS B COMMON STOCK; THE MARKET PRICE OF OUR CLASS A COMMON STOCK MAY BE ADVERSELY AFFECTED BY DISPARATE VOTING RIGHTS.

     After this offering, Cantor will beneficially own all of our outstanding
Class B common stock, representing approximately   % of the combined voting
power of all classes of our voting stock ( % if the underwriters' over-allotment option is exercised in full). As long as Cantor beneficially owns a majority of the combined voting power of our common stock, it will have the ability, without the consent of the public stockholders, to elect all of the members of our board of directors and to control our management and affairs. In addition, it will be able to determine the outcome of matters submitted to a vote of our stockholders for approval and will be able to cause or prevent a change in control of our company.

     The holders of our Class A common stock and Class B common stock have identical rights except that holders of our Class A common stock are entitled to one vote per share, while holders of our Class B common stock are entitled to 10 votes per share on all matters to be voted on by stockholders in general. This differential in the voting rights and our ability to issue additional Class B common stock could adversely affect the market price of our Class A common stock.

DELAWARE LAW AND OUR CHARTER MAY MAKE A TAKEOVER OF OUR COMPANY MORE DIFFICULT.

     Provisions of Delaware law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company. In addition, our Amended and Restated Certificate of Incorporation authorizes the issuance of "blank check" preferred stock (that is, preferred stock which our board of directors can create and issue without prior stockholder approval) with rights senior to those of our common stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws include provisions which provide for a classified board of directors, restrict the ability of our stockholders to take action by written consent and provide for advance notice for stockholder proposals and director nominations. These provisions may have the effect of delaying or preventing changes of control or management of our company, even if such transactions would have significant benefits to our stockholders. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our Class A common stock.

DELAWARE LAW MAY PROTECT DECISIONS OF OUR BOARD OF DIRECTORS THAT HAVE A DIFFERENT EFFECT ON HOLDERS OF OUR CLASS A AND CLASS B COMMON STOCK.

     You may not be able to challenge decisions that have an adverse effect upon holders of the Class A common stock if our board of directors acts in a disinterested, informed manner with respect to these decisions, in good faith and in the belief that it is acting in the best interests of our stockholders. Delaware law generally provides that a board of directors owes an equal duty to all stockholders, regardless of class or series and does not have separate or additional duties to either group of stockholders, subject to applicable provisions set forth in a company's charter.

WE HAVE A HOLDING COMPANY STRUCTURE.

     We are a holding company. Our sole assets are our equity interests in our subsidiaries. We have no independent means of generating revenues. We will incur income taxes on revenues that we generate. We intend to cause our subsidiaries to distribute cash to us in amounts sufficient to cover our tax liabilities, if any. Our subsidiaries' ability to distribute cash to us will be subject to legal restrictions, including the net capital rules and the requirements that they have surplus capital or earnings available for distribution. To the extent we need funds to pay taxes or for any other purpose and our subsidiaries are unable to provide the required funds, it could have a material adverse effect on our business, financial condition and operating results.

RISKS RELATED TO THIS OFFERING

THERE HAS NOT BEEN ANY PRIOR PUBLIC MARKET FOR OUR CLASS A COMMON STOCK, AND WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP OR BE SUSTAINED.

     Prior to this offering, there has been no public market for the Class A common stock and we cannot assure you that an active trading market will develop or be sustained. The initial public offering price of our Class A common stock will be determined through negotiation between us and the representatives of the underwriters and may not be indicative of the market price for our Class A common stock after this offering.

THE MARKET PRICE OF OUR CLASS A COMMON STOCK MAY FLUCTUATE WIDELY AND TRADE AT PRICES BELOW THE INITIAL PUBLIC OFFERING PRICE.

     The price of our Class A common stock after this offering may fluctuate widely, depending upon many factors, including our perceived prospects, and the prospects of the financial industries in general, differences between our actual financial and operating results and those expected by investors and analysts, changes in analysts' recommendations or projections, changes in general valuations for Internet and e-commerce-related companies, changes in general economic or market conditions and broad market fluctuations. As a result, our Class A common stock may trade at prices significantly below the initial public offering price.

MANAGEMENT WILL HAVE DISCRETION OVER THE PROCEEDS OF THIS OFFERING AND MAY NOT USE THE FUNDS FOR PURPOSES YOU APPROVE.

     We intend to use the majority of the net proceeds from this offering for technological and product development and improvements in existing and new marketplaces, sales, marketing and advertising initiatives campaigns, payment to Cantor of the cash portion of the consideration for our eSPEED (Service Mark) system assets and working capital and general corporate purposes, including possible acquisitions. Pending application of these uses, we intend to use the net proceeds to purchase short-term marketable securities. Our management will have broad discretion with respect to the use of these funds and the determination of the timing of expenditures. We cannot assure you that management will use these funds for purposes that you approve or that the allocations will be in the best interests of our stockholders.

YOU WILL BE IMMEDIATELY AND SUBSTANTIALLY DILUTED.

     Purchasers of our Class A common stock in this offering will experience
immediate and substantial dilution in net tangible book value of $     per
share, based on an assumed initial public offering price of $     per share.

FUTURE SALES OF OUR SHARES WOULD ADVERSELY AFFECT THE MARKET PRICE OF OUR CLASS A COMMON STOCK.

     If our existing stockholders sell a large number of shares, or if we issue a large number of shares of our common stock in connection with future acquisitions or otherwise, the market price of our Class A common stock could decline significantly. Moreover, the perception in the public market that these stockholders might sell shares of Class A common stock could depress the market price of our Class A common stock.

     Although all holders of common stock and securities convertible into or exercisable or exchangeable for common stock issued prior to, or upon consummation of, this offering (other than those shares sold in this offering) have agreed pursuant to certain "lock-up" agreements with Warburg Dillon Read LLC that they will not offer, sell, contract to sell, pledge, grant any option to sell, or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible into or exercisable or exchangeable for common stock for a period of 180 days after the date of this prospectus without the prior written consent of Warburg Dillon Read LLC, the shares subject to these lock-up agreements may be released by Warburg Dillon Read LLC in whole or in part at any time with or without notice.

     We plan to register an additional                shares of our Class A
common stock under the Securities Act within 90 days after the closing of this offering for use by us as consideration for future acquisitions. Upon such registration, these shares generally will be freely tradable after issuance, unless the resale thereof is contractually restricted or unless the holders thereof are subject to the restrictions on resale provided in Rule 145 under the Securities Act.

     After this offering, we intend to initially register            %, or
approximately                shares of Class A common stock, of the total
outstanding shares of our common stock, which are reserved for issuance upon exercise of options granted under our stock option plan. If we increase our total outstanding shares of common stock, we will register additional shares of Class A common stock so that the stock available for issuance under our stock option plan will be registered. Once we register these shares, they can be sold in the public market upon issuance, subject to restrictions under the securities laws applicable to resales by affiliates. We also plan to register the shares of common stock issuable under our stock purchase plan. See "Shares Eligible for Future Sale."

WE DO NOT ANTICIPATE PAYING DIVIDENDS.

     We do not anticipate paying cash dividends on our common stock in the foreseeable future.

                                USE OF PROCEEDS

     If we sell the Class A common stock offered by this prospectus at a public
offering price of $        per share, we estimate that we will receive net
proceeds (after deducting underwriting discounts and commissions and estimated
offering expenses) of $       million ($       million if the underwriters
exercise their over-allotment option in full).

     We intend to use the net proceeds of this offering as follows:

     o approximately $100 million for technological and product development and improvements in existing and new marketplaces;

     o approximately $50 million for sales, marketing and advertising expenses; and

     o $50 million for payment to Cantor of the cash portion of the consideration for our eSPEED (Service Mark) system assets.

     We intend to use the remainder of the net proceeds for working capital and general corporate purposes, including possible acquisitions. The occurrence of unforeseen events, opportunities or changed business conditions, however, could cause us to use the proceeds of this offering in a manner other than as described in this prospectus. Pending these uses, we intend to invest the net proceeds in short-term marketable securities.

                                DIVIDEND POLICY

     We intend to retain our future earnings to help finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future.

     In the event we decide to declare dividends on our common stock in the future, such declaration will be subject to the discretion of our board of directors. Our board of directors may take into account such matters as general business conditions, our financial results, capital requirements, contractual, legal and regulatory restrictions on the payment of dividends by us to our stockholders or by our subsidiaries to us and any such other factors as our board of directors may deem relevant.

                                    DILUTION

     The net tangible book value of our common stock, including our Class B common stock, at June 25, 1999, before adjustment for this offering, was
$       million, or $     per share. Net tangible book value per share
represents the amount of total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the
sale of the            shares of Class A common stock in this offering, at an
assumed initial public offering price of $      per share (the midpoint of the
range set forth on the cover page of this prospectus), our net tangible book
value at June 25, 1999 would have been $      million, or $     per share,
calculated as follows:

Assumed initial public offering price per share................................    $
  Net tangible book value per share at June 25, 1999................   $
                                                                       --------
  Increase in net tangible book value per share attributable to new investors..................................................
                                                                       --------
As adjusted net tangible book value per share after this offering..............
                                                                                   --------
Dilution per share to new investors............................................    $
                                                                                   --------
                                                                                   --------

     Assuming the underwriters' over-allotment option is exercised in full, the
net tangible book value at June 25, 1999 would have been $      million, or
$     per share, the immediate increase in net tangible book value of shares
owned by existing stockholders would have been $     per share, and the
immediate dilution to purchasers of shares of Class A common stock in this
offering would have been $      per share.

     The following table summarizes at June 25, 1999, after giving effect to the sale of the shares of Class A common stock in this offering at an assumed
initial public offering of $      per share (the midpoint of the range set forth
on the cover page of this prospectus), (1) the number and percentage of shares of common stock issued by us, (2) the total cash consideration paid for our common stock, and (3) the average price per share of common stock paid by our existing stockholders prior to this offering and by the public stockholders in this offering:

                                                          SHARES OF COMMON             TOTAL CASH
                                                             STOCK OWNED             CONSIDERATION         AVERAGE
                                                        ---------------------    ----------------------    PRICE PER
                                                        NUMBER     PERCENTAGE     AMOUNT     PERCENTAGE     SHARE
                                                        -------    ----------    --------    ----------    ---------
Existing Stockholders................................                    %       $                 %        $
Public Stockholders..................................                    %                         %
                                                        -------       ----       --------       ----
     Total...........................................                 100%       $              100%
                                                        -------       ----       --------       ----
                                                        -------       ----       --------       ----

     The calculations in the tables set forth above do not reflect an aggregate
of            shares of Class A common stock reserved for issuance under our
stock option plan, including            shares of Class A common stock subject
to options to be granted in connection with this offering. See "Management-- 1999 Long-Term Incentive Plan."

                                   CAPITALIZATION

     The following table sets forth as of June 25, 1999:

          o  our actual capitalization; and

          o our capitalization on an as adjusted basis to reflect the consummation of the formation transactions described in "Relationship with Cantor--The Formation Transactions" and the sale of the shares of Class A common stock offered hereby, at an assumed
             public offering price of $      per share after deducting the
             estimated offering expenses and underwriting discounts and commissions and the receipt and application of the net proceeds therefrom as described under "Use of Proceeds."

     This information is qualified by, and should be read in conjunction with, the financial statements and related notes appearing at the end of this prospectus.

                                                                                          AS OF JUNE 25, 1999
                                                                                      ----------------------------
                                                                                        ACTUAL        AS ADJUSTED
                                                                                      ------------    ------------
Cash...............................................................................    $   25,000     $
                                                                                       ----------     ------------
                                                                                       ----------     ------------
Stockholders' equity:

  Preferred stock, par value $0.01 per share; shares authorized; no shares issued
     or outstanding................................................................    $       --     $         --

  Common stock, par value $0.01 per share; 3,000 shares authorized; 12.5 shares issued and outstanding, actual; no shares authorized, issued or outstanding,
     as adjusted...................................................................            --               --

  Class A common stock, par value $0.01 per share; shares authorized; shares issued
     and outstanding, actual; and shares issued and outstanding, as adjusted.......            --

  Class B common stock, par value $0.01 per share; shares authorized; no shares issued and outstanding, actual; and shares issued and outstanding, as
     adjusted......................................................................            --

Additional paid-in capital.........................................................     5,480,299

Accumulated deficit................................................................    (3,595,076)
                                                                                       ----------     ------------
     Total stockholders' equity....................................................     1,885,223
                                                                                       ----------     ------------
Total capitalization...............................................................    $1,885,223     $
                                                                                       ----------     ------------
                                                                                       ----------     ------------

                            SELECTED FINANCIAL DATA

     The following selected financial data for eSpeed, Inc. should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the audited financial statements, related notes and other financial information beginning on page F-1. The results of operations for the period ended June 25, 1999 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1999, or any other future period.

                                                                                                  FOR THE PERIOD
                                                                                                  FROM MARCH 10,
                                                                                                  1999 (DATE OF
                                                                                                  COMMENCEMENT OF
                                                                                                  OPERATIONS) TO
                                                                                                  JUNE 25, 1999
                                                                                                  ---------------
STATEMENT OF OPERATIONS DATA:
Total revenues.................................................................................     $12,517,606
                                                                                                    -----------
Expenses:
Compensation and employee benefits.............................................................       8,215,463
Occupancy and equipment........................................................................       3,458,487
Professional and consulting fees...............................................................       1,715,869
Communications and client networks.............................................................       1,324,240
Transaction services fees......................................................................         430,532
Administrative fees............................................................................         548,536
Other..........................................................................................         511,778
                                                                                                    -----------
  Total expenses...............................................................................      16,204,905
                                                                                                    -----------
Loss before benefit for income taxes...........................................................      (3,687,299)
Income tax benefit.............................................................................          92,223
                                                                                                    -----------
Net loss.......................................................................................     $(3,595,076)
                                                                                                    -----------
                                                                                                    -----------

PRO FORMA DATA (UNAUDITED):(1).................................................................
  Basic and diluted net loss per share.........................................................
  Shares of common stock outstanding (in thousands)............................................


STATEMENT OF FINANCIAL CONDITION:                                                                 JUNE 25, 1999
                                                                                                    -----------
Cash and cash equivalents......................................................................     $    25,000
Total assets...................................................................................       9,078,376
Total liabilities..............................................................................       7,193,153
Total stockholder's equity.....................................................................       1,885,223

------------------
(1) Reflects the determination of shares outstanding and loss per share data upon giving effect to (A) conversion of currently outstanding shares of common stock to the equivalent number of shares of Class B common stock to be issued to Cantor, and (B) the number of shares of Class A common stock that would have to be sold at the initial public offering price per share to pay Cantor $50.0 million for its initial contribution of net assets to us as discussed in "Relationship with Cantor--The Formation Transactions."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this prospectus. The following discussion is qualified in its entirety by, and should be read in conjunction with, the more detailed information and our financial statements and the notes thereto appearing elsewhere in this prospectus.

OVERVIEW

     eSpeed was incorporated on June 3, 1999 as a Delaware corporation and, following this offering, will operate primarily through its wholly-owned subsidiaries. Prior to this offering, eSpeed was a wholly owned subsidiary of, and it conducted its operations as a division of, Cantor Fitzgerald Securities, which in turn is a 99.5% owned subsidiary of Cantor Fitzgerald, L.P. eSpeed commenced operations as a division of Cantor on March 10, 1999, on which date the first fully electronic transaction using the eSPEED (Service Mark) system was executed. Cantor has been developing systems to promote fully electronic marketplaces since the early 1990's. Since January 1996, Cantor has used the eSPEED (Service Mark) system internally to conduct electronic trading.

     Concurrent with this offering, Cantor is contributing to us, and we are acquiring from Cantor, substantially all of our assets. These assets primarily consist of proprietary software, network distribution systems, technologies and other related contractual rights necessary to operate our eSPEED (Service Mark) system.

     Since commencing operations, we have relied on Cantor to provide financing and cash flow for our operations and we have incurred a net loss over this period. This loss primarily results from expenditures on our technology and infrastructure incurred in building our revenue base. Our focus for the immediate future is to enable fully electronic trading of additional financial products and to aggressively seek to migrate Cantor's existing clients to our eSPEED (Service Mark) system.

     As of June 25, 1999, we had an accumulated net loss of $3,595,076. We expect that we will continue to incur losses and generate negative cash flow from operations for the foreseeable future as we continue to develop our systems and infrastructure and expand our brand recognition and client base through increased marketing efforts. In light of the rapidly changing nature of our business and our limited operating history, we believe that period-to-period comparisons of our operating results will not necessarily be meaningful and should not be relied upon as an indication of future performance.

RESULTS OF OPERATIONS

     The following table sets forth statement of operations data for the period from March 10, 1999 (date of commencement of operations) to June 25, 1999. (This accounting period was closed as of the last Friday of the month.)

                                                                                     PERIOD FROM
                                                                               MARCH 10, 1999 (DATE OF
                                                                           COMMENCEMENT OF OPERATIONS) TO
                                                                                    JUNE 25, 1999
                                                                           -------------------------------
Revenues:
Transaction Revenues:
  Fully electronic transactions.........................................             $ 1,230,092
  Telephonic access electronic transactions ............................               4,564,942
  Screen assisted open outcry transactions..............................               1,756,278
                                                                                     -----------
         Total transaction revenues.....................................               7,551,312
System services fees....................................................               4,966,294
                                                                                     -----------
         Total revenues.................................................              12,517,606
                                                                                     -----------

Expenses:
  Compensation and employee benefits....................................               8,215,463
  Occupancy and equipment...............................................               3,458,487
  Professional and consulting fees......................................               1,715,869
  Communications and client networks ...................................               1,324,240
  Transaction services fees.............................................                 430,532
  Administrative fees...................................................                 548,536
  Other.................................................................                 511,778
                                                                                     -----------
         Total expenses.................................................              16,204,905
                                                                                     -----------
Loss before benefit for income taxes....................................             $(3,687,299)
                                                                                     -----------
                                                                                     -----------


Revenues:
Transaction Revenues:
  Fully electronic transactions.........................................                 9.8%
  Telephonic access electronic transactions ............................                36.5
  Screen assisted open outcry transactions..............................                14.0
                                                                                       -----
         Total transaction revenues.....................................                60.3
System services fees....................................................                39.7
                                                                                       -----
         Total revenues.................................................               100.0
                                                                                       -----
Expenses:
  Compensation and employee benefits....................................                65.6
  Occupancy and equipment...............................................                27.6
  Professional and consulting fees......................................                13.7
  Communications and client networks ...................................                10.6
  Transaction services fees.............................................                 3.5
  Administrative fees...................................................                 4.4
  Other.................................................................                 4.1
                                                                                       -----
         Total expenses.................................................               129.5
                                                                                       -----
Loss before benefit for income taxes....................................               (29.5)%
                                                                                       -----
                                                                                       -----

REVENUES

  Transaction Revenues

     We operate interactive electronic marketplaces. For providing these services, we receive a percentage of the commission revenues ranging from 2.5% to 100% from Cantor's marketplace businesses depending on the type of electronic services provided for the transaction. Revenues are recognized as follows:

           Fully Electronic Transactions--Cantor collects on our behalf and remits to us 100% of commissions paid by clients for execution of fully electronic transactions on our eSPEED (Service Mark) system. A fully electronic transaction is one in which an order is electronically transmitted to eSpeed directly by the client. There is no Cantor broker involved in the transaction.

          Telephonic Access Electronic Transactions--We receive 7% or 45% of commissions paid by clients to eSpeed depending on the type of transaction. A telephonic access electronic transaction is one in which the order is called in to a broker at Cantor, who in turn enters the trade into our eSPEED (Service Mark) system.

          Screen Assisted Open Outcry Transactions--We receive 2.5% of Cantor's revenues derived from screen assisted open outcry transactions. A screen assisted open outcry transaction is a trade that is executed without the benefit of an electronic order matching system where we supply other marketplace transaction related technology services.

     We are pursuing an aggressive strategy to migrate all of Cantor's financial marketplace products to our eSPEED (Service Mark) system and, with the assistance of Cantor, to continue to create new markets and aggressively convert new clients to our eSPEED (Service Mark) system. No client of ours accounts for more than 10% of our transaction revenues.

  System Services Fees

     We provide network, data center and server administrative support and other technology services to Cantor. We charge Cantor for these services commensurate with our costs of providing these services. These revenues are received from Cantor and represented 39.7% of revenues for the period from March 10, 1999 to June 25, 1999.

EXPENSES

  Compensation and employee benefits

     We currently employ approximately 330 professionals, substantially all of whom are full time employees who are located predominantly in New York and London. Compensation costs include salary, bonus accruals, payroll taxes and costs of employer-provided medical benefits for our employees. We intend to hire additional technical, sales and marketing, product development and administrative personnel from within and outside Cantor in order to expand our business. As a result, we anticipate that compensation expense may increase significantly in subsequent periods.

  Occupancy and equipment

     Occupancy and equipment costs include depreciation on computer and communications equipment and amortization of software owned by us, lease costs of other fixed assets leased by us from Cantor and a charge for premises costs from Cantor. Fixed assets are reflected as if they were contributed to us by Cantor in a non-cash transaction effective March 10, 1999 at their then current net book value (cost less accumulated depreciation) of $7,370,560. We are a sub-lessor of certain computer-related fixed assets from Cantor which, in turn, leases them from third parties under operating lease arrangements at rates intended to equal costs incurred by Cantor. Our equipment expenses should increase as we continue to invest in technology and related equipment.

  Professional and consulting fees

     Professional and consulting fees consist primarily of consultant costs paid to outside computer professionals who perform specialized enhancement activities for us. We currently have 23 contracted consultants and additional outside service providers working under short-term contracts costing approximately $500,000 per month in the aggregate. The costs of professional legal counsel to date have not been significant, however, as we continue to expand our business activities, these expenses will likely increase over the foreseeable future.

  Communications and client networks

     Communications costs include the costs of local and wide area network infrastructure, the cost of establishing the client network linking clients to us, data and telephone lines, data and telephone usage and other related costs. We expect such costs to increase as we continue to expand into new marketplaces and geographic locations and establish additional communication links with clients. However, certain communications costs are decreasing globally due to increased competition in the communications industry. This may or may not result in a decrease in our communication costs.

  Transaction services fees

     Under the Joint Services Agreement, we are required to pay to Cantor a transaction fee of 10%, 20% or 35% depending on the type of transaction, of commissions paid by clients related to fully electronic transactions services related to the transaction depending on the type of transaction. As we continue to sign up new clients, in conjunction with Cantor, and the volume of business processed in the fully electronic brokerage channel increases, this expense and associated revenues will also increase. See "Relationship with Cantor--Joint Services Agreement."

  Administrative fees

     We have entered into an Administrative Services Agreement with Cantor under which Cantor provides various administrative services to us, including, but not limited to, accounting, tax, sales and marketing, legal and facilities management. We are required to reimburse Cantor for the costs of providing such services. This amount averaged approximately $150,000 per month for the period ended June 25, 1999. As we expand our business, the services provided by Cantor and, accordingly the expense, will likely also increase. As circumstances warrant, we will consider adding employees to take over such services from Cantor. See "Relationship with Cantor--Administrative Services Agreement."

  Other expenses

     Other expenses consist primarily of travel, promotional and entertainment expenditures. These expenses will also continue to increase over the foreseeable future as we seek to expand our business.

LIQUIDITY AND CAPITAL RESOURCES

     During the period ended June 25, 1999, we generated cash from operations of $1,151,842. This was attributable to offsetting the costs of funding our net loss of $3,595,076 through amounts payable to Cantor and accruals for compensation and benefits.

     Our cash flow is comprised of transaction revenues and system services fees from Cantor, and our payment to Cantor of various fees, occupancy costs and other expenses paid by Cantor on our behalf. Under the Administrative Services Agreement, any net receivable or payable is settled monthly.

     Our ability to withdraw capital from our regulated broker-dealer subsidiaries could be restricted, which in turn could limit our ability to pay dividends, repay debt and redeem or purchase shares of our outstanding stock.

     We believe that cash flow from operations and the net proceeds of this offering will be sufficient to fund our working capital needs and capital expenditure requirements for at least the next 12 months. In the event we consummate any acquisitions, we may need to incur indebtedness or raise public or private debt or issue equity to help finance any such acquisitions. There is no assurance that any such financing will be obtainable on acceptable terms or at all.

IMPACT OF THE YEAR 2000

     The year 2000 computer problem refers to the potential for system and processing failures of date related data as a result of computer controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time sensitive software may recognize a date represented as 00 as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions in operations, including, among other things, a temporary inability to process transactions, send transmissions to clearing agents or engage in similar normal business activities.

     Our year 2000 plan is part of normal day to day Information Technology (IT) department efforts, using existing staff. Over 150 IT employees, including 20 systems managers from eSpeed and other managers from Cantor, are responsible for addressing potential year 2000 problems, including identification, assessment, repair and testing of their respective applications and systems. Year 2000 managers meet monthly to discuss critical paths, modify priorities to adjust to unforeseen problems and review the master year 2000 project plan.

     We and Cantor have thoroughly tested all mission critical systems using the testing procedures and key dates that have been established for the Wall Street testing program conducted by the Securities Industry Association. In order to ensure compliance, each system must complete four levels of testing:

     (1) unit testing to determine whether each individual application's functionality remained intact;

     (2) integration testing to validate two or more compliant systems perform as expected;

     (3) point-to-point testing to validate that clients still have expected functionality; and

     (4) industry-wide testing to show functionality between other participants. In addition all applications have participated in individual point-to-point testing as required.

     We and Cantor have completed our internal information technology and non-information technology assessment and testing, and we believe that our and Cantor's internal software and hardware systems will function properly with respect to dates in the year 2000 and thereafter. Our and Cantor's contingency plan in the event of any system failure due to the year 2000 problem will be to manually process trades.

Cost

     Based on our and Cantor's assessment to date, our and Cantor's combined costs associated with upgrades to hardware and software, testing and remediating our systems are approximately $7.5 million. The majority of this was incurred prior to our commencement of operations. We anticipate incurring an additional $250,000 to complete our year 2000 project activities.

Risks

     Because we and Cantor are dependent, to a very substantial degree, upon the proper functioning of computer systems, the failure of any computer system to be year 2000 compliant could materially adversely affect us. Failure of this kind could, for example, cause execution of trades to be inefficient or even to fail, lead to incomplete or inaccurate accounting, recording or processing of trades or result in generation of erroneous results or adversely affect our ability to develop new products. If not remedied, potential risks include business interruption or shutdown, financial loss, regulatory actions, reputational harm and legal liability.

MARKET RISK ISSUES

     In the normal course of business, we maintain no inventory of securities and, as such, we are not subject to market risk on such investments.

                                    BUSINESS

OVERVIEW OF OUR BUSINESS

     We operate interactive electronic marketplaces designed to enable market participants to trade securities and other products in real-time, more effectively and at lower cost than traditional trading environments. Our current marketplaces are used by financial institutions and wholesale market participants to trade in a wide range of global fixed income securities, futures, options and other financial instruments, including government securities denominated in U.S. dollars, Euros, Yen, British Pound Sterling, Canadian dollars and currencies of emerging market countries, as well as securities of U.S. agencies, municipal securities, Eurobonds, corporate bonds and other global fixed income securities and U.S. Treasury futures. We operate the largest global electronic marketplace for U.S. Treasury securities and leading global electronic marketplaces for the other fixed income securities and financial instruments which have been converted to our eSPEED (Service Mark) electronic trading platform. Our current marketplaces currently process financial instrument transactions of over $150 billion per day, of which approximately $6 billion are wholly electronic orders not involving any person as an intermediary. Our revenues are driven by trading activity and volumes in our marketplaces.

     We believe we operate the only electronic marketplaces used for trading in multiple securities and financial and non-financial instruments on a global basis. We also operate a U.S. Treasury futures exchange marketplace that is known as CANTOR EXCHANGE (Service Mark). It is the first fully electronic futures exchange for the trading of U.S. Treasury futures and will serve as our platform for the electronic trading of a broad range of futures contracts globally. Over 500 institutions worldwide participate in our marketplaces, including the 25 largest bond trading firms in the world, as identified by Euromoney Magazine. Most of these institutions use our proprietary eSPEED (Service Mark) screen displays and/or trading platforms, which allows us to deliver information and execute transactions in real-time through their security "firewalls". We have devoted significant resources to developing client arrangements, providing point-to-point lines, constructing hubs and creating software protocols to establish connectivity through these "firewalls" in order to securely deliver data and execute transactions for our clients.

     Our interactive electronic marketplaces are powered by our eSPEED (Service
Mark) system, which employs our private electronic real time network and proprietary transaction processing software. Our system supports execution of trades internally by Cantor and enables fully electronic trading by our clients. We believe these components form one of the most robust trading systems in the world. The network is distributed and redundant and permits market participants to view information and execute trades in a fraction of a second from locations around the globe. Our trades are processed using INTERACTIVE MATCHING (Service
Mark), our proprietary, rules-based trading method that interactively executes the orders of multiple market participants. For example, some of the rules employed in INTERACTIVE MATCHING (Service Mark) provide participants that are first to make a bid or offer, and first to act on the bid or offer, with priority in the auction process. INTERACTIVE MATCHING (Service Mark) encourages trading by giving the successful active participant in a transaction a time-based right of first refusal on the next sale/purchase. Because of its unique trading rules, we believe that INTERACTIVE MATCHING (Service Mark) is attractive to both large and small market participants and represents a competitive advantage over other existing electronic trading systems.

     Concurrent with this offering, Cantor is contributing to us the proprietary software, network distribution systems and technologies that we refer to as our eSPEED (Service Mark) system. We will work to provide multiple electronic markets for transactions in securities, other financial instruments and other financial and non-financial products. Cantor will continue to provide telephonic access for those clients who want it and, where applicable, Cantor or a third party will provide clearing and other transaction support services in trades in which we participate. Cantor currently operates the largest wholesale marketplace for U.S. Treasury securities and leading marketplaces for many other fixed income securities and financial instruments. Cantor also operates other non-financial markets, such as energy, commodities and acid rain emissions. We have converted 11 of the largest Cantor marketplaces, including U.S. Treasury and European government securities, to our electronic trading platform. We intend to convert all of Cantor's remaining marketplaces to our electronic trading platform by the end of 2000. Cantor has been a leading global broker-dealer of fixed income securities over the past 25 years. Cantor developed the world's first screen-based brokerage market in U.S. government securities in 1972. Today, Cantor executes in excess of $35 trillion in transaction volume annually and is a major facilitator, and, in some cases, provider, of liquidity in numerous financial products through its offices in the United States, Canada, Europe, Asia and Africa. We believe our relationship with Cantor is a significant competitive advantage. Our eSPEED (Service Mark) system provides the only way to electronically access Cantor's marketplaces. Consequently, we believe that clients will be strongly motivated to use our interactive electronic marketplaces.

     Our objective is to be the leading provider of interactive electronic marketplaces worldwide. Our strategy to achieve this objective includes (1) focusing exclusively on developing and operating interactive electronic marketplaces; (2) expanding the number of financial and non-financial products in our electronic marketplaces; (3) migrating clients to fully electronic trading; (4) leveraging existing eSPEED (Service Mark) system connectivity to deploy new products and services; (5) creating retail access to wholesale marketplaces for fixed income securities and other financial products; (6) pursuing acquisitions and strategic alliances; and (7) leveraging our eSPEED (Service Mark) system for use in other business-to-business and consumer markets.

OUR INDUSTRY

     Our initial markets include global fixed income securities, futures, options and other financial products. However, our potential markets include any fungible products, goods or services which can be quantified and bought or sold.

     Wholesale Fixed Income Securities Trading. The fixed income securities market is one of the largest financial markets in the world. In the United States alone, there are over $13 trillion of fixed income securities outstanding, and in the U.S. Government Securities market alone, there is reported to be approximately $200 billion a day in trading just among the primary dealers and their clients. Other fixed income instruments are traded widely, and in Europe, Asia and the emerging markets there are another approximately $13 trillion of fixed income securities outstanding and trading on a daily basis. In Europe, the creation of the Euro has manifested a market second only to the United States in breadth. We expect continued significant growth in these fixed income markets as the issue of currency translation is removed as an obstacle to the development of a large unified Pan-European market for securities.

     Futures and Options Trading. Futures and options trading is a leading financial activity throughout the world, with contracts traded on a wide variety of financial instruments, commodities and indexes. Futures and options provide several important economic benefits, including the ability to shift or otherwise manage market risk. In part because these markets provide the opportunity for leveraged investments, they attract large pools of risk capital. In 1998, over
1.5 billion futures contracts were traded in the world's futures markets, and over 750 million options contracts were traded on a variety of exchanges. Currently, most of that trading is still being done on open outcry exchanges, but there has been a significant movement towards the conversion of these markets to electronic trading. To date, the most successful initiatives have been made in Europe. We believe that there is significant opportunity in the continued conversion of these markets to electronic networks, such as our own.

     Traditional Trading Methods for Financial Marketplaces. In both the fixed income and futures markets, trading practices historically have centered on a method of trading known as "open outcry", where all trading activity is focused on a central physical location, or pit. This method of trading can create significant value for the market participants in the pit, who often have access to better and more timely market information than other market participants. All other market participants have to access the market through this central location. Additionally, in order to access the pit, individuals and institutional traders must send their orders through several layers of middlemen, who assist in handling such orders. This process is inefficient. In today's heavily regulated open outcry U.S. futures markets, for example, an order can be routed through multiple people during its execution, adding significant costs to the transaction. Virtually all U.S. futures exchanges are controlled by their members and floor traders. Professional broker dealers, traders, institutional traders and individuals currently must trade with these floor members, who are the market makers. These factors result in higher direct and indirect costs of trade execution.

           [DIAGRAM OF ROUTING OF TRADES IN AN "OPEN-OUTCRY" SYSTEM]

     Limitation of Traditional Trading Methods. While traditional financial markets facilitate large volume trading, they have significant shortcomings. Direct access is substantially limited and, therefore, many investors may not receive efficient pricing. Transaction costs are relatively high due to the number of people involved in an open outcry system. Execution can be slow. Program trading is difficult to implement because of the current manual nature of these markets, especially programs designed to automatically and simultaneously execute multiple trades in different, but related, financial products. Significant expense is also incurred in processing, confirming and clearing paper-based trades. Additionally, institutions incur significant expense implementing compliance programs designed to monitor and manage the exposure of individual professionals, as well as the entire enterprise. Because trading is paper- and telephone-based, these compliance programs are expensive to manage, produce delayed information and can be circumvented. Therefore, institutions bear increased risk. Finally, all of these impediments to trading limit volume and liquidity. Typically, one would expect the volume of a market to increase as the direct and indirect costs of participating in the market decrease.

     Emergence of Electronic Exchanges. Many financial exchanges worldwide, including certain exchanges in France, Germany, Japan, Sweden, Switzerland and the United Kingdom, are now partially or completely electronic. In the United States, however, trading in many types of financial instruments continues to be conducted primarily on open outcry exchanges. Recently, many exchanges have introduced side-by-side markets for voice and electronic access and, as a result, have created separate pools of liquidity. Moreover, substantially all of the electronic trading systems introduced internationally and in the United States have been implemented on a regional basis. Most of these systems provide limited market liquidity and are designed to accommodate trading in one or a limited number of securities and financial products, typically equity securities. We believe that wholesale market participants and institutions will ultimately look for a limited number of marketplaces to meet most of their trading needs. This is because market participants will not want to work with multiple trading platforms and connect their information technology platforms and compliance programs to a large number of disparate systems. We believe the trend toward electronic trading will continue and will ultimately result in a majority of markets worldwide becoming fully electronic.

     In addition, recently there has been considerable discussion regarding the move toward the demutualization of exchanges. Exchanges have historically been operated on a not-for-profit basis for the benefit of their respective members, and this governance structure has limited their ability to adopt new technologies and respond quickly to market changes. In response to technological advances in trading systems, many exchanges are contemplating the reorganization of their ownership and management structures and are seeking to form alliances with strategic partners. These developments have created, and are expected to continue to create opportunities for, strategic acquisitions and alliances.

     On-line Trading. Favorable investing environments and advances in technology have led to the rapid development of on-line and traditional retail brokerage businesses. Technological advances have created new and inexpensive means for individual investors to directly access markets on-line and participate in the securities markets. According to International Data Corporation (IDC), the number of on-line brokerage accounts grew from approximately 1.0 million at the end of 1994 to over 6.4 million at the end of 1998, representing $324.0 billion in assets and over 300,000 trades per day, primarily in equity securities. IDC also estimates that, by 2002, 30% of investors will trade on-line, and there will be over 24 million on-line accounts, a 275% increase from 1998. Despite the growth in online accounts and access to public equity markets, there has been very limited access for retail Internet trading in fixed income securities, futures, options and other wholesale financial instruments at cost-effective pricing and spreads. We believe that the emergence of electronic marketplaces which promote greater liquidity, enhanced access and more efficient pricing will increase trading among retail investors.

OUR ELECTRONIC MARKETPLACE SOLUTION

     We operate a private electronic real-time network for wholesale financial markets through which we are connected to most of the largest financial institutions worldwide. We have installed in the offices of our existing client base, comprising more than 500 leading dealers, banks and other financial institutions, the technology infrastructure necessary to provide price information and trade execution on a real-time basis in a broad range of securities and financial instruments. We believe our eSPEED (Service Mark) system enables us to introduce and distribute a broad mix of products and services more quickly, cost effectively and seamlessly than competitors.

     Our eSPEED (Service Mark) system (1) has a flexible design which allows us to quickly and easily add new financial instruments and trading models; (2) uses a highly redundant network distribution system, which we believe is one of the most robust systems in operation, and which enables us to provide access to a broad mix of accurate, real-time market data and fast and highly reliable trade execution; (3) is designed to minimize the need for human intermediaries in the trading process by providing clients with multiple methods of accessing our marketplaces and executing trades directly; and (4) uses INTERACTIVE MATCHING (Service Mark), our proprietary, rules-based trading method that interactively executes buy and sell orders of multiple traders. These system features enable us to operate the only integrated trading network engaged in electronic trading in multiple products and marketplaces on a global basis.

     The benefits of our eSPEED (Service Mark) system include the following:

     Real-time Price Dissemination and Execution. Our eSPEED (Service Mark) system provides clients with the ability to access pricing and other information and execute trades instantaneously, as opposed to traditional trading methods which provide less timely information, and less efficient trade execution.

     Lower Transaction Costs. Our eSPEED (Service Mark) system streamlines the entire trading process by eliminating the significant layers of manual intervention which currently exist at both the front-end of the process, including order entry, matching and postings functions, as well as at the middle and back-end of the process (clearance, settlement, tracking and reporting functions), resulting in significantly lower transaction costs for our clients.

     Multiple Product Program Trading. Our eSPEED (Service Mark) system provides our clients with the ability to execute sophisticated and complex transactions and trading strategies, including the trading of multiple products across multiple markets simultaneously.

     Greater Accuracy. Our eSPEED (Service Mark) system includes verification mechanisms at various stages of the execution process, which result in significantly reduced manual intervention, decreased probability of erroneous trades and more accurate execution for clients.

     Integrated Compliance and Credit Risk Functions. Our eSPEED (Service Mark) system includes a comprehensive range of compliance and credit risk management components which perform several critical functions, including: (1) continuously monitoring trading activity to ensure that clients are staying within credit limits; (2) automatically preventing further trades once credit limits have been exceeded; and (3) evaluating and calculating positions and risk exposure across various products and credit limits. These risk, credit and compliance tools are highly sophisticated and can be customized for our clients and integrated into their information technology platforms.

     Highly Efficient Pricing on Illiquid Securities. Our MOLE system enables us to provide prices for illiquid financial products through multiple trades in other related financial instruments. These multi-variable trades are extremely difficult to execute in traditional markets due to their complexity and the slow speed of manual execution.

     Ability to Automate Back-Office Functions. Our eSPEED (Service Mark) system automates previously paper- and telephone-based transaction processing, confirmation and other functions, substantially improving and reducing the cost of client back-offices, and enabling straight-through processing.

     Improved Access for Retail Investors. Our eSPEED (Service Mark) system enables online and traditional retail brokers to provide clients with real-time access to previously unavailable wholesale marketplaces for fixed income securities, futures, options and other financial instruments. We believe that this will increase retail interest in the trading of these financial products and further enhance the overall liquidity and efficiency of the market.

     We believe our eSPEED (Service Mark) system provides us with significant competitive advantages over existing electronic trading systems and new entrants seeking to develop and introduce limited electronic trading systems to the global securities and financial instruments marketplaces. We also believe that the time and expense required to develop and install electronic trading networks will serve as a significant barrier to entry to many other potential competitors.

OUR STRATEGY

     Our objective is to be the leading provider of interactive electronic marketplaces in the world. We believe we can extend our expertise in the creation of real-time electronic marketplaces to a broad range of financial and non-financial products and services. Our strategy to achieve this objective includes the following key elements:

     Focus Exclusively on Developing and Operating Interactive Electronic Marketplaces. We intend to capitalize on the trend toward the increased use of electronic trading platforms by focusing our business exclusively on the development and operation of interactive electronic marketplaces worldwide. We believe this operational focus provides us with a significant advantage over competitors that have multiple and sometimes conflicting business objectives, rigid business practices and cumbersome ownership structures that may impede their ability to efficiently develop and implement electronic trading platforms of their own.

     Expand the Number of Financial and Non-Financial Products in Our Electronic Marketplaces. Our electronic marketplaces currently handle the trading of financial products which have among the highest average annual trading volumes of all financial products, including U.S. government securities, U.S. Treasury futures, non-U.S. G-7 government bonds, Eurobonds, corporate bonds, agency securities, U.K. gilts, emerging markets securities, U.S., European and other repurchase agreements and municipal bonds. We plan to significantly expand the types of securities and financial products traded in our marketplaces. Our goal is to include in our electronic marketplaces the full range of fixed income securities, futures, options and other securities and financial products that are currently traded in today's markets worldwide. Initially, we will focus our expansion efforts on the securities and financial instruments traded by Cantor that have not yet been converted to electronic trading. We expect to further extend our marketplaces to include additional financial products through a variety of approaches together with Cantor or other strategic partners. Ultimately, we expect to provide the most comprehensive access to the trading of financial products anywhere in the world.

     Migrate Clients to Fully Electronic Trading. Currently, less than 2% of the trades executed in our marketplaces, representing $6 billion in volume, are executed on a fully electronic basis without the assistance of a broker. We intend to continue to migrate substantially all of Cantor's clients to a fully electronic trading environment. We believe the ease of use, low price and efficient execution that our electronic marketplaces afford will encourage clients to convert their trading to fully electronic trading. We have a team of over 30 persons dedicated to enhancing client awareness of the advantages of electronic trading and providing client support in migrating trading activity to a fully electronic trading format, and we intend to increase that number. We also expect to leverage Cantor's historical client relationships in connection with these efforts.

     Leverage Existing eSPEED (Service Mark) System Connectivity to Deploy New Products and Services. Our eSPEED (Service Mark) system provides connectivity to, and the opportunity to electronically interact with, a global client base that includes dealers, banks and financial institutions at hundreds of sites around the globe. As a result, a significant number of our major clients currently have installed the hardware necessary to trade on a fully electronic basis. Utilizing the existing infrastructure and flexible architecture of this system, we will be able to install, within a few hours, with relative ease and at marginal incremental cost, the components that will enable a client to electronically trade in additional types of securities and financial products. We expect access to this existing real-time global private trading network to enable us to introduce and distribute a broad mix of electronic trading products and services, more quickly, cost effectively and seamlessly than competitors without access to such a network.

     Creating Retail Access to Wholesale Markets for Fixed Income Securities and Other Financial Products. We intend to create retail marketplaces to enable online and traditional retail brokers to provide their clients with real-time access to previously unavailable wholesale marketplaces for retail trading of fixed income securities, futures, options and other financial instruments. While retail investors generally have been able to buy and sell equity securities at the same prices and spreads as wholesale market participants and institutional investors, this has not been the case with fixed income securities, futures, options and other financial instruments. We believe our eSPEED (Service Mark) system will expand marketplaces and/or retail volume and enhance execution for retail investors.

     Pursue Acquisitions and Strategic Alliances. We intend to capitalize on the highly fragmented nature of the financial marketplaces and the trends toward exchange demutualization and consolidation among regional and global market participants. We expect to pursue an acquisition-based growth program that will enable us (1) to acquire complementary technologies and service capabilities in a cost-effective manner and (2) to broaden our product base and the securities markets in which we provide our electronic trading services. We will seek to enter into joint ventures and other strategic alliances to create additional liquidity in the global financial products markets and to attract new trading participants to those markets. We believe the flexibility afforded by our corporate governance structure will enable us to implement these strategies, as well as to anticipate and respond to developments and trends in the global financial markets, more efficiently than competitors, such as exchanges, which have a broadly dispersed membership and cumbersome management structure.

     Leverage Our eSPEED (Service Mark) System for Use in Other Business-to-Business and Consumer Markets. We believe that our eSPEED (Service
Mark) system is easily adaptable to other products. Because of the scale of the system and its ease of adaptability, we believe our eSPEED (Service Mark) system and INTERACTIVE MATCHING (Service Mark) will have applications across a broad range of products, including Internet-based marketplaces for a wide array of consumer goods and services, particularly those involving multiple buyers and sellers. We are well positioned to leverage significant costs and efforts which have been incurred to develop our eSPEED (Service Mark) system to quickly create electronic markets in a wide range of products.

OUR TRADING SERVICES AND TECHNOLOGY PLATFORM

     Electronic marketplaces are emerging as significant interactive mediums for trading financial and non-financial products. In an electronic marketplace, substantially all of the participants' actions are facilitated through an electronic medium, such as a private electronic network or the Internet, which limits the need for actual "face-to-face" or "voice-to-voice" participant interaction.

     In our electronic marketplaces, participants may either electronically execute trades themselves or call brokers/terminal operators who input trade orders for them. In a fully electronic trade, all stages of the trade occur electronically. The participant inputs its order instructions directly into our electronic trading system, using a keyboard, an application programming interface or other software. The system provides to the participant, normally within 300 milliseconds, an on-screen confirmation that the participant's order has been accepted. Once the trade is matched, the participant receives an on-screen trade confirmation. Simultaneously, an electronic confirmation is sent to the participant's back office system enabling straight-through processing for the participant. A broker/terminal operator assisted trade is executed in substantially the same manner as an electronic trade, except the participant telephones a broker/terminal operator who inputs the participant's order into our electronic marketplace system. Over time, we expect electronically brokered trading to be the predominant trading method in our marketplaces. However, through our affiliation with Cantor, we intend to maintain broker/terminal operator trading capabilities. Unlike most traditional exchanges which have created side-by-side markets for voice and electronic access and, as a result, have created separate pools of liquidity, our markets operate seamlessly. Fully electronic and broker/terminal operator orders are transacted within our eSPEED (Service Mark) system, resulting in one pool of liquidity. Retail investors will participate in our online marketplaces for financial products through their online or traditional retail broker. Retail investors will follow their retail brokers' order entry procedures. Once a retail broker confirms its client's account status, suitability and creditworthiness, our systems will route the online order to our appropriate electronic marketplace. We will receive transactional fees from retail brokers for enabling their retail clients to trade on-line in our marketplaces.

     Our electronic marketplaces operate on a proven technology platform that emphasizes scalability, performance and reliability. Our technology platform consists of (1) a proprietary, internally developed network distribution system,
(2) transaction processing software which includes a proprietary order matching engine, a credit and risk management system, security pricing engines and associated middle and back office operations systems and (3) client interfaces. Together, these components enable banks, broker-dealers, and other participants in our marketplaces to cost-effectively trade financial products on a real-time basis.

           [DIAGRAM OF INTERACTIVE MATCHING (Service Mark) SYSTEM]

     Network Distribution System. Our eSPEED (Service Mark) system contains a proprietary, sophisticated, highly redundant "hub and spoke" TCP/IP digital network. This network uses Cisco Systems network architecture and has points of presence in the major financial hubs of the world, including New York, London, Tokyo, Frankfurt, Paris, Milan, Chicago, Los Angeles, Toronto and Johannesburg. This network is comprised of over 50,000 miles of cable and over 800 network routers and uses 200 high capacity super servers. This internally designed distribution network provides connections with over 500 financial institutions, including most of the largest financial institutions in the world. The redundant structure of the system provides backup and re-routing of data transmission if one spoke of a hub fails. This backup is critical to maintaining our clients' real-time connections to us. We believe it is one of the largest and most robust interactive network distribution systems currently in operation.

     This distribution system accepts orders and postings in real-time and distributes market price information, generally in 300 milliseconds. The network can transport 150 million bits of information per second around the world and is currently running at approximately 12% of capacity. In addition to our own network system, we also distribute encrypted data and receive trading information from clients using the services of multiple, major Internet service providers throughout the world. These connections enable us to offer Internet-based trading to our global clients.

     Transaction Processing Software. Our software applications have been developed internally and are central to our eSPEED (Service Mark) system. Our order matching trading engines operate in real-time, facilitating efficient interaction between buyers and sellers. Our credit and risk management systems monitor and regulate these buyers and sellers, limiting market and credit risk. Our pricing engines provide prices for illiquid financial products through multiple trades in other related financial instruments. These three critical applications work together seamlessly and are supported by middle and back office software that verifies, confirms, reports, stores, tracks and, if applicable, clears each trade.

     o Trading Engines.  Our trading engines use INTERACTIVE MATCHING (Service
       Mark), our proprietary rules-based method, to process in excess of 150 transactions per second per product. These engines were developed to support trading of homogeneous products (products with the same underlying characteristics, such as government bonds and futures contracts), and heterogeneous products (products which may be similar, but which have some aspects that differentiate them from other products in the same class, such as municipal bonds, corporate bonds and Eurobonds). These trading engines are designed to be modular and flexible to allow modification in order to apply them to other markets. In Europe, for example, we have added a component that allows us to process the trading of debt in multiple currencies. Our trading engines have embedded security features and an added messaging layer to provide security from unauthorized use. In addition, we use encryption to protect our clients that trade over the Internet. When used together, our trading engines can trade a wide range of homogeneous and heterogeneous products and can handle trades ranging in size from $1,000 to billions of dollars.

       We believe our systems provide incentives for clients to actively participate in our marketplaces. For example, INTERACTIVE MATCHING (Service Mark) provides incentives to participate in our marketplaces, by encouraging participants to make a bid or offer, and be first to act on the bid or offer, with a period of exclusive priority in the auction. In standard auctions, the incentive is for participants to wait until the last moment to make a bid or offer. Our priority rules encourage trading activity by giving the last successful active participant a time-based right of first refusal on the next sale/purchase. In addition, in many markets we have structured our pricing policy to provide that the party that provides market liquidity by inputting a price to buy or sell pays less commission (or no commission) than the participant that acts on that price. With our proprietary pricing and priority rules, our system is designed to increase activity and to draw participants into the auction. This proprietary rules-based system is easily adaptable and, as part of our business strategy, we intend to apply it in other non-financial markets for a variety of products and services.

     o Credit and Risk Management Systems. Our credit and risk management systems are critical to the operation of our real-time, electronic marketplaces. Our proprietary credit and risk management systems perform a variety of functions: (1) they continuously monitor trades of our clients to ensure that they have not exceeded their credit limits,
       (2) they can automatically prevent further trading once a client has reached a pre-determined credit limit, and (3) they can evaluate trade transactions and calculate both individual positions and risk exposure across various products and credit limits. These systems can also be made available to our global clients to enable them to monitor the position of their traders and their clients who participate in our marketplaces. These systems store client data relevant to credit and risk management, such as financial statements, credit documents, contacts and internal analyses. These systems also enable our clients to make our electronic marketplaces available to their clients while maintaining control of their trading activity and risk.

     o Pricing Engines. We have internally developed a number of sophisticated, analytical software tools that permit us to price financial products that trade in less liquid markets and for which current pricing information is not readily available. For example, MOLE is a computer application that enables us to offer prices (and therefore create and enhance a marketplace) for financial products that have limited liquidity. MOLE currently uses data from existing cash and futures markets to calculate pricing for transactions where no market prices currently exist.

     o Middle and Back Office Applications. Our middle and back office applications support clearance, settlement, tracking and reporting of trades and provide links to outside entities such as the Government Securities Clearance Corporation, National Securities Clearance Corporation, Depository Trust Company, SWIFT, Euroclear and most other global clearing organizations. In the financial markets, clearance and settlement is the process by which a security and cash payment are exchanged and the trade is completed. In some markets, the cash and security are both passed to a clearing organization for settlement. In other transactions, both parties send either cash or a security to Cantor and Cantor settles the trade and sends each party what is due (either cash or a security). Our reporting and accounting systems are designed to ensure that all charges and commissions for a trade are tracked and recorded. Our accounting systems are designed to ensure that books and records are kept in accordance with regulatory guidelines and accounting standards.

     Client Interfaces. Our systems can be accessed by our clients in four ways: (1) using our eSPEED (Service Mark) proprietary software, (2) using our application programming interface (API) to link their networks and software applications directly to our systems, (3) through our proprietary, real-time private distribution system and the Internet (both for wholesale clients and for retail clients who participate in our marketplaces through on-line and traditional retail brokers) and (4) through software developed in alliances with third-party vendors such as QV Trading and SunGard/ASC. Our API enables clients to conduct computer price updating, program trading and straight-through processing.

                   PRODUCTS CURRENTLY TRADING ELECTRONICALLY

     The following table identifies the categories of securities and financial products which are traded in our interactive electronic marketplaces, including the approximate average daily trading volume of these financial products in all markets (including our marketplaces):

        WHOLESALE MARKET FINANCIAL            MARKET SIZE (1)
                 PRODUCTS                     (IN BILLIONS)                       DESCRIPTION
                 --------                     -------------                       -----------
U.S. Government Securities                        $ 197.6       Debt obligations issued and backed by the full
                                                                faith and credit of the United States
                                                                government.
----------------------------------------------------------------------------------------------------------------
United Kingdom and European Government                N/A       Debt obligations issued by the United Kingdom
  Bonds                                                         and European governments.
----------------------------------------------------------------------------------------------------------------
Eurobonds                                         $  55.0       Securities syndicated and sold internationally
                                                                and may be issued in a currency other than that
                                                                of the country of the issuer.
----------------------------------------------------------------------------------------------------------------
Corporate Bonds                                   $  10.0       Debt obligations issued by private corporations
                                                                that may pay interest periodically and return
                                                                the face value of the bond at maturity.
----------------------------------------------------------------------------------------------------------------
Agency Securities                                 $  53.3       Securities issued, or pooled, serviced and,
                                                                sometimes, guaranteed by government agencies to
                                                                finance their activities, including credit
                                                                support of home mortgages and farm credit.
----------------------------------------------------------------------------------------------------------------
Emerging Market Government Bonds and              $  10.0       Securities issued by the governments and other
  Emerging Market Eurobonds                                     issuers in countries with developing economies.
                                                                They include Brady Bonds, which are U.S. dollar
                                                                denominated bonds that may be fully or partially
                                                                collateralized by U.S. Treasury zero-coupon
                                                                bonds.
----------------------------------------------------------------------------------------------------------------
Global Repurchase Agreements and Reverse              N/A       Short-term sales of government securities with a
  Repurchase Agreements (U.S., Europe and                       promise to repurchase the securities at a higher
  Emerging Market Countries)                                    price. Repos and reverse repos are typically
                                                                overnight transactions used to finance
                                                                government bonds.
----------------------------------------------------------------------------------------------------------------
Municipal Bonds                                   $   8.8       Debt obligations issued by state and local
                                                                governments.
----------------------------------------------------------------------------------------------------------------
Interest Rate Futures                               1.1(2)      Instruments that call for the delivery of
                                                                interest-bearing securities or their cash
                                                                equivalent at a specific delivery (or maturity)
                                                                date for an agreed upon price (the future price)
                                                                to be paid at contract maturity. Interest rate
                                                                futures exist for a number of financial
                                                                instruments, including government securities and
                                                                Eurodollar deposits.

------------------
(1)  Based on average daily electronic and non-electronic trading volume.

                             FUTURE ELECTRONIC PRODUCTS

     The following tables identify the categories of securities and financial products which we expect to be traded in our interactive electronic marketplaces by the end of 2000, including the approximate average daily trading volume of these financial products in all markets:

       WHOLESALE          MARKET SIZE(1)
  FINANCIAL PRODUCTS      (IN BILLIONS)                               DESCRIPTION
  ------------------      -------------                               -----------
Mortgage Backed              $    73.7      Securities that represent either an ownership claim in a pool of
  Securities                                mortgages or an obligation that is secured by a pool of
                                            mortgages.
------------------------------------------------------------------------------------------------------------
Interest Rate Swaps          $    68.3      Contractual agreements entered into between two counterparties under which each agrees to make periodic payments to each other for an agreed upon time based on a notional amount of principal.
------------------------------------------------------------------------------------------------------------
Oil, Natural Gas,                  N/A      Transactions involving the delivery or price of oil, natural
  Electricity, Foreign                      gas, electricity or foreign currency exchange.
  Exchange
------------------------------------------------------------------------------------------------------------
Canadian and Japanese              N/A      Debt obligations issued by the Canadian and Japanese
  Government Bonds                          governments.

                             MARKET
                           SIZE(1)(2)
                          (IN CONTRACT
        FUTURES             AMOUNTS)                                  DESCRIPTION
        -------           ------------                                -----------
Equity Index Futures           169,000      Instruments that call for the delivery of the cash equivalent of a stock index at a specific delivery (or maturity) date for an agreed upon price (the future price) to be paid at contract maturity.
------------------------------------------------------------------------------------------------------------
Foreign Exchange               108,000      Instruments that call for the delivery of foreign currency at a
  Futures                                   specific delivery (or maturity) date for an agreed upon price
                                            (the future price) to be paid at contract maturity.
------------------------------------------------------------------------------------------------------------
Energy Futures                 255,000      Instruments that call for the delivery of an energy-related asset or its cash equivalent at a specific delivery (or
                                            maturity) date for an agreed upon price (the future price) to be paid at contract maturity. Energy futures exist for a number of energy-related assets, including gasoline and crude oil.
------------------------------------------------------------------------------------------------------------
Metal Futures                   10,000      Instruments that call for the delivery of a metal or its cash equivalent at a specific delivery (or maturity) date for an agreed upon price (the future price) to be paid at contract maturity. Metal futures exist for a number of metals, including gold, silver and copper.

------------------
(1)  Based on average daily electronic and non-electronic trading volume.

(2)  Number of contracts in millions.

          Options and options on futures products data set forth below do not include over-the-counter traded products in which substantial volumes are traded on a daily basis.

                                  MARKET SIZE(1)
                                  (IN CONTRACT
OPTIONS AND OPTIONS ON FUTURES      AMOUNTS)                              DESCRIPTION
------------------------------    --------------                          -----------
Options on Interest Rate                343,000     Contractual obligations that give the holder the right
  Products                                          to buy or sell interest-bearing debt, such as Treasury
                                                    notes, certificates of deposit or Securities guaranteed
                                                    by the Government National Mortgage Association, at a
                                                    specified exercise price on or before a specified
                                                    expiration date.
-----------------------------------------------------------------------------------------------------------
Options on Equity Products              300,000     Contractual obligations that give the holder the right
                                                    to buy or sell the cash equivalent of an equity index
                                                    such as the S&P 500 at a specified exercise price on or
                                                    before a specified expiration date. An investor also
                                                    can buy or sell an option on an equity index future.
-----------------------------------------------------------------------------------------------------------
Options on Individual Equity          1,300,000     Contractual obligations that give the holder the right
  Products                                          to buy or sell an individual stock at a specified
                                                    exercise price on or before a specified expiration
                                                    date.
-----------------------------------------------------------------------------------------------------------
Options on Foreign Exchange              21,600     Contractual obligations that give the holder the right
  Products                                          to buy or sell a quantity of a foreign currency for a
                                                    specific amount of domestic currency at a specified
                                                    exercise price on or before a specified expiration
                                                    date.
-----------------------------------------------------------------------------------------------------------
Options on Energy Products               48,300     Contractual obligations that give the holder the right
                                                    to buy or sell a future contract on an energy product
                                                    such as gasoline or oil at a specified exercise price
                                                    on or before a specified expiration date.
-----------------------------------------------------------------------------------------------------------
Options on Metal Products                11,800     Contractual obligations that give the holder the right
                                                    to buy or sell a specific amount of metal such as gold
                                                    at a specified exercise price on or before a specified
                                                    expiration date.

------------------
(1)  Based on average daily electronic and non-electronic trading volume.

(2)  Number of contracts in millions.

SALES AND MARKETING

     We expect to promote our electronic marketplaces and brokerage-related services to Cantor's existing clients and new clients through a combination of sales, advertising, marketing and co-marketing campaigns. We also expect to leverage the historical client relationships of Cantor's employees under the Joint Services Agreement. We intend to build and enhance the eSPEED (Service
Mark) brand name recognition through a sales, advertising and marketing campaign. We expect to market to retail clients through a variety of campaigns, including co-marketing campaigns with our online and traditional retail brokers. We intend to design our sales, marketing and advertising campaigns to promote brand awareness and educate the marketplace regarding the nature of our electronic marketplaces, products and services and the advantages associated with the automation of trading activities, such as enhanced real-time information flow, price transparency and more direct and cost-effective market access, tight spreads and instantaneous trade execution.

OUR CLIENTS

     Clients for our marketplaces include banks, dealers, brokers and other wholesale market participants, over 500 of which currently participate in our electronic marketplaces, including the 25 largest bond trading firms in the world, as identified by Euromoney Magazine. Through our eSPEED (Service Mark) system, we expect to enable retail brokerage firms to expand their businesses by providing them with the ability to offer their individual clients the option of trading bonds and futures electronically in the same way they trade equity securities and we expect to include other marketplaces previously unavailable to retail investors, or not available to them at reasonable spreads or commissions.

     We intend to provide to wholesale and retail investors and to Cantor access to our electronic marketplaces and brokerage-related services supported by our eSPEED (Service Mark) system. We expect that a significant portion of our clients who use brokers will add full electronic access over the coming years. We also intend to provide to third parties and to Cantor the infrastructure, including systems administration, internal network support and operations and disaster recovery services, that is critical to providing fully electronic marketplaces for trading in a wide range of financial products.

RESEARCH AND DEVELOPMENT

     We devote substantial efforts to the development and improvement of our electronic marketplaces. We will work with our clients to identify their specific needs and make modifications to our software, network distribution systems and technologies which are responsive to those needs. We are pursuing a four-pronged approach to our research and development efforts: (1) internal development; (2) strategic partnering; (3) acquisitions; and (4) licensing. We have approximately 150 persons involved in our internal research and development efforts. Our technology team's objective will be to develop new products and services that employ proven technology designed to provide superior electronic trade execution and marketplace services to our clients. We will also focus our efforts on enhancing our Website and Internet screen interface to facilitate real-time markets, comply with the standard Internet security protocol and future security protocols and migrate transactions to the public networks in order to capitalize on the development of new commercial marketplaces. We are continuing to develop new marketplaces and products using our internally developed application software having open architecture and standards. In addition, we have forged strategic alliances with organizations such as Sungard/ASC and QV Trading through which we will work to develop sophisticated, front-end trading applications and products. We expect to license products from and to companies where it is cost effective or profitable to do so.

COMPETITION

     The development and operation of electronic trading marketplaces in securities and other financial instruments are evolving. As a result, competition in these marketplaces is currently very fragmented. We expect to face competition from a number of different sources varying in size, business objectives and strategy. Our eSPEED (Service Mark) system currently competes, and we expect it to compete, directly and indirectly, with (1) traditional trading methods, including manual buy/sell order input by registered brokers in response to telephone originated requests and execution of trades in open outcry trading pits on exchange floors, such as the Chicago Board of Trade, the Chicago Mercantile Exchange and other exchanges and the over-the-counter markets, (2) products developed and used by exchanges and financial services firms seeking to act as market intermediaries, (3) automated trade execution services developed by third party vendors for commercialization in a wide range of financial products markets, (4) the products and services of market data, information and communication vendors, such as Reuters Group plc, Bloomberg L.P. and Bridge Information Systems Inc., that have created electronic networks which link them to most major financial institutions and that have attempted, in some cases, to expand their networks to include trading platforms, (5) consortia comprised of leading financial institutions and service providers which have announced their intention to explore the development of electronic trading networks and (6) in the event we extend the application of our INTERACTIVE MATCHING (Service Mark) technology to conducting or facilitating real-time markets in commodity-type consumer goods and services over the Internet, both on-line and traditional sellers of these products and services.

     The electronic trading services we provide our wholesale clients enable them to expand the range of services they provide to their ultimate clients, which are also potential participants in our electronic marketplaces. We intend to structure our relationships with our clients and conduct our operations to mitigate the potential for this competition. We do not intend to use the access to the customer base of our wholesale clients that we obtain in providing our electronic trading services to compete with these wholesale clients in other securities and financial instrument transactions.

     We believe our electronic marketplaces will compete primarily on the basis of speed, efficiency, price and ability to provide access to liquidity to market participants.

OUR INTELLECTUAL PROPERTY

     We have adopted a comprehensive intellectual property protection program to protect our proprietary technology. We currently have licenses covering four of Cantor's patents in the United States. One patent relates to a data processing system and method for electronically trading select items such as fixed income instruments. Two patents relate to a fixed income portfolio index processor. One patent relates to a system for shared remote access of multiple application programs by one or more computers. Foreign counterpart applications for some of these U.S. patents have been filed. The licenses are exclusive, except in the event that we do not seek to or are unable to provide to Cantor any requested services covered by the patents and Cantor elects not to require us to do so.

     We also have an agreement to license several pending U.S. patent applications relating to various other aspects of our electronic trading systems, including both functional and design aspects. Additional patent applications likely will be filed in the near future to further protect our proprietary technology.

     We cannot at this time determine the significance of any of the foregoing patents, or future patents, if issued, to our business. We can give no assurance that any of the foregoing patents is valid and enforceable, or that any of these patents would not be infringed by a third party competing or seeking to compete with our business.

REGULATION

     The securities industry and financial markets in the United States and elsewhere are subject to extensive regulation. As a service provider to the securities industry and financial markets, and as a registered broker-dealer, our business activities fall within the scope of these regulations.

     Regulation of the U.S. Securities Industry and Broker-Dealers.

     As a matter of public policy, regulatory bodies in the United States and the rest of the world are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of investors participating in those markets. In the United States, the SEC is the federal agency responsible for the administration of the federal securities laws. Our U. S. operating subsidiaries are registered with the SEC as, respectively, a broker-dealer and a government securities broker. They are also members of the NASD, a self regulatory body to which all broker-dealers belong. Certain self-regulatory organizations, such as the NASD, adopt rules and examine broker-dealers and require strict compliance with their rules and regulations. The SEC and self-regulatory organization rules cover many aspects of a broker-dealer's business, including capital structure and withdrawals, sales methods, trade practices among broker-dealers, use and safekeeping of customer's funds and securities, record-keeping, the financing of clients' purchases, broker-dealer and employee registration and the conduct of directors, officers and employees. In connection with a violation of these rules, the SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings which can result in censure, fine, the issuance of cease-and- desist orders or the suspension or expulsion of a broker-dealer, its officers or employees.

     Effect of Net Capital Requirements. As a registered broker-dealer and member of the NASD, we are subject to the Uniform Net Capital Rule under the Exchange Act. The Uniform Net Capital Rule specifies the minimum level of net capital a broker-dealer must maintain and also requires that at least a minimum part of its assets be kept in relatively liquid form. Government securities brokers must comply with similar net capital requirements established in rules promulgated by the U.S. Treasury Department. As of August 27, 1999, if each of our U.S. subsidiaries had been subject to the Uniform Net Capital Rule, the minimum net capital required of each would have been $5,000. As of that date, each of our U.S. subsidiaries had total net capital of approximately $90,000, or $85,000 in excess of the minimum amount that would have required as of that date.

     The SEC and the NASD impose rules that require notification when net capital falls below certain predefined criteria, dictate the ratio of debt to equity in the regulatory capital composition of a broker-dealer and constrain the ability of a broker-dealer to expand its business under certain circumstances. Additionally, the Uniform Net Capital Rule and the NASD rules impose certain requirements that may have the effect of prohibiting a broker-dealer from distributing or withdrawing capital and requiring prior notice to the SEC and the NASD for certain withdrawals of capital. Because our principal asset will be the ownership of stock in our broker-dealer subsidiaries, these rules governing net capital and restrictions on withdrawals of funds could operate to prevent us from meeting our financial obligations on a timely basis.

     Application of Exchange Act to Internet Business. The Exchange Act governs, among other things, the operation of the financial products markets and broker-dealers. When enacted, the Exchange Act did not contemplate the conduct of a securities business throughout the Internet. Although the SEC, in releases and no-actions letters, has provided guidance on various issues related to the conduct of a securities business through the Internet, the application of the laws to the conduct of a securities business through the Internet continues to evolve. Uncertainty regarding these issues may adversely affect the viability and profitability of our business.

     Financial Futures and Options. Financial futures and options in financial futures are subject to regulation by the Commodity Futures Trading Commission
(CFTC) under the Commodity Exchange Act (CEA), and exchanges that provide facilities for the trading of those products are also subject to CFTC regulation. As a service provider to the Cantor Exchange, a futures exchange that is a designated contract market under the CEA, we could be adversely affected by changes in laws or regulations governing the products or clients of the Cantor Exchange.

     Exchange Regulation. Securities exchanges must register with the SEC and comply with various requirements of the Exchange Act. Effective April 1999, new rules expanded the scope of exchange regulation to include many brokerage matching and execution systems, such as the matching systems which we support. The new rules impose various requirements relating to fair access, capacity, security, record-keeping and reporting. Our subsidiaries expect to comply with these requirements. Although we do not expect the compliance costs to be significant, our subsidiaries could encounter unforseen expenses associated with operation of these rules.

     Regulation of the Non-U.S. Securities Industries and Investment Service Providers.

     The securities industry and financial markets in the European Union and elsewhere are subject to extensive regulation. As the owner and operator of electronic marketplaces for the securities industry and financial markets, our business activities may fall within the scope of those regulations depending upon the extent to which we are characterized as providing a regulated investment service.

     The securities industry in the member states of the European Union is extensively regulated by agencies in each member state. European Union measures provide for the mutual recognition of regulatory agencies and of prudential supervision making possible the grant of a single authorization for the provider of any investment services which is valid throughout the European Union. As an investment service provider in the European Union, our principal regulators would be the United Kingdom Financial Services Authority (FSA) and the Securities and Futures Authority (SFA). The conduct of an investment business is also regulated by agencies in each of the other member states in which we may provide investment services. The provision of investment services is also regulated by other agencies in other jurisdictions in which we operate such as Hong Kong (the Securities and Futures Commission) and Japan (the local government agency delegated by the Japanese Financial Supervisory Agency).

     As a matter of public policy, regulatory bodies in the European Union and the rest of the world are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of investors participating in those markets. We are seeking authorization from the SFA to provide investment services in the United Kingdom and we intend to exercise our rights under the European Union Investment Services Directive to provide such investment services throughout the European Union. Similar authorization applications will be made in other jurisdictions such as Hong Kong and Japan where such authorization is necessary to operate an electronic marketplace.

     The FSA, SFA and other regulatory agencies in the European Union may conduct administrative proceedings which can result in censure, fine, the issuance of cease and desist orders or the suspension or expulsion of an investment services provider. The applicable investment service regulations cover minimum financial resource requirements and conduct of business rules for all authorized investment businesses.

     Investment exchanges may be operated and authorized as investment businesses in the European Union, subject to the provision of the Investment Services Directive. Alternatively, investment exchanges can obtain authorization as an investment exchange from each member state in the European Union in accordance with the applicable regulations of that member state.

     Changes in Existing Laws and Rules. Additional legislation or regulation, changes in existing laws and rules or changes in the interpretation or enforcement of existing laws and rules, either in the United States or elsewhere, may directly affect our mode of operation and our profitability.

LEGAL PROCEEDINGS

     On May 5, 1999, Cantor and The Board of Trade of the City of
Chicago, The New York Mercantile Exchange and The Chicago Mercantile Exchange were sued by Electronic Trading Systems, Inc. in the United States District Court for the Northern District of Texas (Dallas Division) for alleged infringement of Wagner United States patent 4,903,201, entitled "Automated Futures Trade Exchange." The patent relates to a system and method for implementing an electronic, computer-automated futures exchange. On July 1, 1999, Cantor answered the complaint, asserting, among other things, that the '201 patent was invalid and not infringed by Cantor and that Cantor was not the real party in interest. Although not identified by the complaint, Cantor believes that the system being charged with infringement is a version of the electronic trading system used by the Cantor Exchange(Service Mark), which Cantor is contributing to us in connection with this offering. If the plaintiff is successful in the lawsuit, we may be required to obtain a license to develop and market one or more of our services, to cease developing or marketing services or to redesign these services. We cannot assure you that we would be able to obtain these licenses or that we would be able to obtain them at commercially reasonable rates or, if unable to obtain licenses, that we would be able to redesign our services to avoid infringement.

     On June 21, 1999, Cantor and two of its affiliates, Cantor Fitzgerald Securities and CFPH, LLC, brought suit against Liberty Brokerage Investment Corporation and Liberty Brokerage Inc. in the United States District Court for the District of Delaware for infringement of the Fraser et al. U.S. patent 5,905,974, entitled "Automated Auction Protocol Processor." Cantor alleged in the complaint that Liberty was infringing the '974 patent by making, using, selling and/or offering for sale systems and methods that embody or use the inventions claimed in the '974 patent. On August 10, 1999, Cantor and CFPH, L.L.C. voluntarily dismissed the suit without prejudice. Subsequently, on August 10, 1999, Liberty filed an action for declaratory judgment in the United States District Court for the District of Delaware claiming that the '974 patent was invalid, unenforceable and not infringed by Liberty. We will assume responsibility for defending this suit on behalf of Cantor and its affiliates.

EMPLOYEES

     We have 330 employees, five of whom are our executive officers. None of these employees is represented by a union. We believe that we have good relations with our employees.

PROPERTIES

     Our principal executive offices are located at One World Trade Center, New York, New York. Our principal executive offices occupy approximately
50,000 square feet of leased space which we occupy pursuant to the Administrative Services Agreement with Cantor. Our right to use this space expires at the time that Cantor's lease expires in 2006. We will pay Cantor approximately $1.2 million annually for use of this space. Our largest presence outside of New York is in London, where we have the right to use approximately 1,500 square feet of Cantor's existing office space. Our right to use this space expires at the time that Cantor's lease expires in 2016. We will pay Cantor approximately $800,000 annually for use of this space. We believe our facilities are adequate for our reasonably foreseeable future needs.

                                   MANAGEMENT

     The following table provides information regarding our directors and executive officers:

NAME                                               AGE   TITLE
----                                               ---   -----
Howard W. Lutnick...............................   38    Chairman and Chief Executive Officer
Frederick T. Varacchi...........................   33    President and Chief Operating Officer
Douglas B. Gardner..............................   37    Vice Chairman
Kevin C. Piccoli................................   41    Senior Vice President and Chief Financial
                                                           Officer
Stephen M. Merkel...............................   41    Senior Vice President, General Counsel and
                                                           Secretary

     Our board of directors currently consists of one director, Mr. Lutnick. At the time of completion of this offering, our board of directors will consist of eight directors. Our board of directors will be divided into three classes of directors serving staggered three-year terms: Class A directors, Class B directors and Class C directors who will serve until our annual meetings of stockholders held in 2000, 2001 and 2002, respectively.

     Howard W. Lutnick. Mr. Lutnick has been our Chairman and Chief Executive Officer since June 1999. Mr. Lutnick joined Cantor in 1983 and has served as President and Chief Executive Officer of Cantor since 1991. He directs all facets of Cantor's worldwide operations. Mr. Lutnick's company, CF Group Management, Inc. is the managing general partner of Cantor. Mr. Lutnick serves as co-chairman of the Cantor Exchange. Mr. Lutnick is a member of the Executive Committee of the Intrepid Museum Foundation's Board of Trustees, the Zachary and Elizabeth M. Fisher Center for Alzheimer's Disease Research at Rockefeller University, the Board of Managers of Haverford College, the Board of Directors of City Harvest and the Board of Directors of New York City Public/Private Initiatives, Inc.

     Frederick T. Varacchi. Mr. Varacchi has been our President and Chief Operating Officer since June 1999. Mr. Varacchi has also served as Senior Managing Director and Chief Information Officer of Cantor since March 1998. Before joining Cantor, Mr. Varacchi was Senior Vice President and Chief Technology Officer of Greenwich/Natwest Capital Markets, overseeing information technology for the company from January 1995 to February 1998. From March 1990 to January 1995, Mr. Varacchi worked for Chase Manhattan Bank, where he held a variety of senior technology positions, including Head of Global Network Systems for Private Banking. From January 1989 to March 1990, Mr. Varacchi served in a variety of positions with Salomon Smith Barney, including as Head of Front Office Systems. Mr. Varacchi is a member of the Board of Directors of Expert Ease Software and QV Trading Systems Inc.

     Douglas B. Gardner. Mr. Gardner has been our Vice Chairman since June 1999. Mr. Gardner has also served since January 1994 as Senior Managing Director and Chief Administrative Officer of Cantor, where he is responsible for overseeing all worldwide finance and support related functions of Cantor. Mr. Gardner serves as a director and is on the executive and finance committees of the Cantor Exchange. Prior to joining Cantor, Mr. Gardner was a partner of DG Equities, a commercial and residential real estate developer and owner. From 1983 to 1985, Mr. Gardner was associated with Lehman Brothers in the High-Technology Division of its Corporate Finance Department.

     Kevin C. Piccoli. Mr. Piccoli has been our Senior Vice President and Chief Financial Officer since September 1999. He has been Senior Vice President and Chief Financial Officer of Cantor, responsible for its global accounting, regulatory, management reporting and treasury functions since July 1999. Prior to joining Cantor, he was a Managing Director and Chief Financial Officer at Greenwich Capital Holdings, Inc., a subsidiary of National Westminster Bank, from April 1992 to July 1999. Mr. Piccoli's responsibilities at Greenwich included global accounting, tax and regulatory reporting. Prior to joining Greenwich in April 1992, Mr. Piccoli was an audit partner at Coopers & Lybrand.

     Stephen M. Merkel. Mr. Merkel has been our Senior Vice President, General Counsel and Secretary since June 1999. Mr. Merkel has also been Senior Vice President, General Counsel and Secretary of Cantor since 1993, where he is responsible for Cantor's legal, compliance, tax, risk and credit departments. Mr. Merkel serves as a director and Secretary of the Cantor Exchange. Prior to joining Cantor, Mr. Merkel was Vice President and Assistant General Counsel of Goldman Sachs & Co. from February 1990 to May 1993. From September 1985 to January 1990, Mr. Merkel was associated with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison.

COMMITTEES OF THE BOARD

     At the time we increase the size of our Board of Directors to eight, we will establish (1) an Audit Committee, all of the members of which will be non-employee directors, and (2) a Compensation Committee.

     The Audit Committee will be responsible for recommending to the Board of Directors the engagement of our independent auditors and reviewing with our independent auditors the conduct and results of the audits, our internal accounting controls, audit practices and the professional services furnished by our independent auditors.

     The Compensation Committee will be responsible for reviewing and approving all compensation agreements for our officers and for administering our stock option plan and our stock purchase plan.

COMPENSATION OF DIRECTORS

     Directors who are also our employees will not receive additional compensation for serving as directors. Non-employee directors will be paid compensation and/or granted options in amounts to be determined by our board of directors and reimbursed for out-of-pocket expenses incurred in attending meetings of our board of directors or committees of our board of directors.

EXECUTIVE COMPENSATION

     We are a recently formed company. Prior to March 1999, we did not conduct any operations. As a result, we have not previously paid any compensation to our Chief Executive Officer or other executive officers. We intend to pay or allocate for payment to Messrs. Lutnick, Varacchi, Gardner, Piccoli and Merkel $500,000, $300,000, $200,000, $125,000 and $125,000, respectively, for services they provide to us during 1999.

1999 LONG-TERM INCENTIVE PLAN

     In                           , our board of directors and stockholder
approved our adoption of our 1999 Long-Term Incentive Plan (the Plan). The purpose of the Plan is to allow us to attract, retain and award officers, employees, directors, consultants and certain other individuals (including employees of Cantor) and to compensate them in a way that provides additional incentives and enables such individuals to increase their ownership interests in our stock. Individual awards under the Plan may take the form of: (1) either incentive stock options (ISOs) or non-qualified stock options (NQSOs);
(2) stock appreciation rights (SARs);(3) restricted or deferred stock;
(4) dividend equivalents; (5) bonus shares and awards in lieu of our obligations to pay cash compensation; and (6) other awards the value of which is based in whole or in part upon the value of our common stock.

     The Plan will generally be administered by a committee (the Committee), which will initially be the Compensation Committee of our board, except that our board will perform the Committee's functions under the Plan for purposes of grants of awards to non-employee directors, and may perform any other function of the Committee as well. The Committee generally is empowered to select the individuals who will receive awards and the terms and conditions of those awards, including exercise prices for options and other exercisable awards, vesting and forfeiture conditions (if any), performance conditions, the extent to which awards may be transferable and periods during which awards will remain outstanding. Awards may be settled in cash, shares, other awards or other property, as determined by the Committee.

     The maximum number of shares of our common stock that may be subject to outstanding awards under the Plan will not exceed 20% of the aggregate number of shares of common stock outstanding (as of the time of completion of this offering) minus the number of shares previously issued pursuant to awards granted under the Plan. The number of shares deliverable upon exercise of ISOs
is limited to            . The Plan also provides that no participant may be
granted in any calendar year (1) options or SARs exercisable for more than shares, or (2) other awards that may be settled by
delivery of more than                     shares, and limits payments under
cash-settled awards in any calendar year to an amount equal to the fair market value of that number of shares as of the date of grant or the date of settlement of the award, whichever is greater.

     In connection with this offering, in addition to any options to be granted automatically to non-employee directors, options in the form of NQSOs to
purchase a total of                   shares of common stock will be granted to
our executive officers and other employees as follows:
shares to , shares to                 , shares to                     , shares
to                          , and                     shares to our other
employees. Each of the above options will have an exercise price equal to the
initial public offering price, and will vest as to                        each
year after the
completion of this offering. Unvested options generally will be forfeited upon a termination of employment that is voluntary by the participant. Upon a change of control of eSpeed (as defined in the Plan), vesting will be accelerated. The options generally will expire on the earlier of 10 years after the date of grant or three months after termination of employment (immediately in the event of a termination for cause), unless otherwise determined by the Committee.

     The Plan will remain in effect until terminated by our board. The Plan may be amended by our board without the consent of our stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. The number of shares reserved or deliverable under the Plan, the annual per participant limits, the number of shares subject to options automatically granted to non-employee directors, and the number of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

     We generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the Plan, except (1) no deduction is permitted in connection with ISOs if the participant holds the shares acquired upon exercise for the required holding periods; and (2) deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code. This limitation, however, should not apply to awards granted under the Plan during a grace period of approximately three years following this offering, and should not apply to certain options, SARs and performance-based awards granted thereafter if we comply with certain requirements under Section 162(m).

STOCK PURCHASE PLAN

     In              1999, our board of directors and stockholder approved the
adoption of our Stock Purchase Plan. The Stock Purchase Plan will permit our eligible employees (generally all employees whose customary employment is for more than 20 hours per week and who were employed on the date on which the offering first commenced or have completed one year of service), including the employees of Cantor, to purchase shares of our common stock at a discount. Employees who elect to participate will have amounts withheld through payroll deductions during purchase periods. At the end of each purchase period, accumulated payroll deductions will be used to purchase stock at a price determined by the administrative committee that administers the Stock Purchase Plan, but which will not be less than 85% of the lower of the market price at the beginning of the purchase period or the end of the purchase period (including interim dates, as may be determined by the administrative committee). Our common stock that is purchased under the Stock Purchase Plan may be subject
to a holding period. We have reserved             shares of our common stock for
issuance under the Stock Purchase Plan.

     The Stock Purchase Plan will remain in effect until terminated by our board or until no shares of our common stock are available for issuance under the Stock Purchase Plan. The Stock Purchase Plan may be amended by our board without the consent of our stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted.

                            RELATIONSHIP WITH CANTOR

THE FORMATION TRANSACTIONS

     Concurrent with this offering, Cantor is contributing to us, and we are acquiring from Cantor, substantially all of our assets. These assets primarily consist of proprietary software, network distribution systems, technologies and related contractual rights necessary to operate our eSPEED (Service Mark) system. In exchange for these assets, we are issuing to Cantor shares of our
Class B common stock representing approximately        % of the voting power of
our outstanding capital stock after this offering and paying Cantor $50.0 million in cash. Cantor will retain the present and future equity business, money market instruments business and any other business in which Cantor acts as a dealer and we will not share in any revenues generated by these businesses, other than service fees we may become entitled to receive in connection with hardware maintenance and other support services we may provide to Cantor.

     Cantor has been developing systems to promote fully electronic marketplaces since the early 1990's. Cantor conceived of and has invested more than $200 million in information technology, which culminated in the development of our eSPEED (Service Mark) system. Since January 1996, Cantor has used the eSPEED (Service Mark) system internally to conduct electronic trading. In March 1999, the first fully electronic transaction using the eSPEED (Service Mark) system was executed by a client.

     Cantor has previously entered into contractual agreements or other arrangements with many of the participants that trade in our electronic marketplaces. These agreements and arrangements provide the general terms and conditions, including those relating to warranties and allocations of liability, under which those participants may electronically execute trades in our marketplaces. We either have or will have upon the closing of this offering the rights and obligations under these agreements and arrangements as they relate to operating the eSPEED (Service Mark) system. We are in the process of registering as a broker-dealer with the National Association of Securities Dealers, Inc. and the regulatory authorities of various states. We also intend to obtain any foreign regulatory approvals for our foreign subsidiaries that are necessary or advisable. As we receive the regulatory approvals and licenses necessary to operate our electronic marketplaces globally and increase client awareness of our electronic marketplaces, we intend to enter directly into additional tri-party agreements and other arrangements with clients and Cantor. We assist all market participants, including Cantor, in participating in the electronic marketplaces that are created and supported by our eSPEED (Service Mark) system. We share with Cantor a portion of the transaction-based revenues paid by market participants for transactions effected through our electronic marketplaces. Cantor and many of the largest financial institutions in the world are currently our primary clients.

     We entered into the agreements described below in connection with the formation transactions and to help define the terms of our relationship with Cantor in the future:

ASSIGNMENT AND ASSUMPTION AGREEMENT

     We have entered into an Assignment and Assumption Agreement with Cantor pursuant to which Cantor is contributing to us rights and interests in the assets and contractual and other arrangements which comprise our eSPEED (Service
Mark) system. In consideration for the contribution of these assets, rights and interests, we will issue to Cantor shares of our Class B common stock
representing approximately      % of the outstanding shares of our capital
stock, pay Cantor $50.0 million and assume certain liabilities relating to the assets which Cantor is contributing to us. These liabilities include accrued compensation and benefits and other accrued liabilities. Under the terms of the Assignment and Assumption Agreement, Cantor has agreed to indemnify us with respect to liabilities and losses we suffer which result from the operation of, and events relating to, the assets transferred to us prior to their transfer. We have agreed to indemnify Cantor with respect to liabilities and losses which they suffer which result from our ownership and operation of these assets.

JOINT SERVICES AGREEMENT

     We have entered into a Joint Services Agreement with Cantor under which we and Cantor have agreed to work together to provide multiple electronic markets for transactions in securities and other financial and non-financial products. This agreement will be effective upon completing the formation transactions and provides for a perpetual term. All data (and revenue derived therefrom) belong to Cantor and are distributed by us as directed by Cantor.

     Commission Sharing Arrangement

     Under this agreement, Cantor has the exclusive right to determine the nature of the commissions charged to clients. We and Cantor have agreed to share commissions with regard to transactions effected through our electronic marketplaces as follows.

  If the transactions effected through our electronic marketplaces are:

     o fully electronic, and (1) they relate to financial services, wholesale financial products or commodities, then we receive the entire commission and pay Cantor a service fee equal to 35% if Cantor manages the marketplace or 20% if it does not, or (2) they relate to any other product, then we receive the entire commission and pay to Cantor 10% of the commission;

     o telephonic access electronic transactions and involve exchange traded products, then we receive 45%, and Cantor receives 55%, of the commission; or

     o telephonic access electronic transactions, then Cantor receives the entire commission and pays us a transaction fee equal to 7% of the commission.

     If the transactions are not effected through an electronic marketplace, such as a screen assisted open outcry transaction, then Cantor receives the entire commission and pays us 2.5% of the revenues.

     Neither we nor Cantor are obligated to perform any services under this agreement, except as set forth below under "Non-competition Provisions."

     System Services

     Under this agreement, we have agreed to provide to Cantor technology support services, including (1) systems administration, (2) internal network support, (3) desktop support, (4) operations and disaster recovery services and
(5) voice and data communications. Cantor will pay us an amount equal to the actual cost which we incur in performing these services, plus other reasonable expenses.

     Intellectual Property

     Under this agreement, Cantor has granted to us licenses covering Cantor's patents that relate to the eSPEED (Service Mark) system. The licenses are exclusive, except in the event that we do not seek to or are unable to provide to Cantor any requested services covered by the patents and Cantor elects not to require us to do so.

     Non-competition Provisions

     We have agreed that we will not compete or assist competitors (whether indirectly, directly or in connection with a third party) in any business in which Cantor engages. Cantor has granted to us a right of first refusal to provide services to Cantor with respect to any business involving the operation of an electronic marketplace in which we do not already provide electronic trading services. If Cantor asks us to provide particular services with respect to any electronic marketplace, we are obligated to do so. If we do not seek to provide or are unable to provide such services and Cantor does not require us to provide services, Cantor may conduct the business in any manner it desires. With respect to any business involving the operation of a marketplace in which Cantor does not currently manage a business, if we want to conduct a business involving that marketplace, Cantor has a right of first refusal to manage that business. If Cantor elects not to manage the business, we may conduct the business on our own, in which case we will pay to Cantor a fee of 20% of gross revenues we receive from the business. Cantor's equity division, its money market instruments division and any business in which Cantor acts as a dealer (whether now or in the future), are expressly excluded from our right of first refusal.

ADMINISTRATIVE SERVICES AGREEMENT

     We have entered into an Administrative Services Agreement with Cantor that states the terms under which Cantor will provide certain administrative and management services to us. Cantor will make available to us some of its administrative staff, including their internal audit, treasury, legal, tax, sales, marketing, human resources, corporate development and accounting staffs. Members of these staffs will arrange for our insurance coverage and will provide a wide array of services, including administration of our personnel and payroll operations, benefits administration, internal audits, legal, risk management, sales and marketing, accounting and tax preparation services. We will reimburse Cantor for the actual costs incurred by Cantor, plus other reasonable costs, including reasonably allocated overhead. We have also entered into arrangements with Cantor under which we sublease certain assets, principally computer equipment, from Cantor relating to the operation of the eSPEED (Service Mark) system. These assets are subject to operating leases with third party leasing companies. Under this provision of the Administrative Services Agreement, we have agreed to be bound by the general terms and conditions of the operating leases relating to the assets subleased by us. See Note 4 of the Notes to the Consolidated Financial Statements. The Administrative Services Agreement has a three-year term which will renew automatically for successive one-year terms unless canceled by either us or Cantor upon six months' prior notice; provided, however, that our right to use our New York and London office space expires at the time that Cantor's leases expire in 2006 and 2016, respectively.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 15, 1999 and that will be owned immediately following the closing of this offering by:

          o each person or entity that we know beneficially owns more than 5% of our common stock;

          o each of our executive officers;

          o each of our directors; and

          o all our current directors and executive officers as a group.

                                                                                    PERCENTAGE OF COMMON STOCK
                                                        NUMBER OF SHARES                BENEFICIALLY OWNED
                                                       BENEFICIALLY OWNED    ----------------------------------------
                                                            PRIOR TO
                                                          OFFERING(2)        PRIOR TO OFFERING     AFTER OFFERING(3)
                                                       ------------------    ------------------    ------------------
NAME OF BENEFICIAL OWNER(1)                            CLASS A    CLASS B    CLASS A    CLASS B    CLASS A    CLASS B
----------------------------------------------------   -------    -------    -------    -------    -------    -------
Cantor Fitzgerald Securities........................      --        200         --        100%        --         --
Howard W. Lutnick...................................      --         --         --          --        --         --
Frederick T. Varacchi...............................      --         --         --          --        --         --
Douglas B. Gardner..................................      --         --         --          --        --         --
Kevin C. Piccoli....................................      --         --         --          --        --         --
Stephen M. Merkel...................................      --         --         --          --        --         --
All directors and executive officers
  as a group (5 persons)............................      --         --         --          --        --         --

------------------
*  Less than 1%

(1) The address of each of the persons listed above is One World Trade Center, New York, NY 10048, unless indicated otherwise.

(2) Unless indicated otherwise, we believe that the persons named in this table have sole voting and investment power with respect to the shares of common stock shown. The amounts and percentages are based upon 200 shares of common stock outstanding as of September 15, 1999.

(3) Assumes no exercise of the underwriters' over-allotment option.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     Following the completion of this offering, our authorized capital stock
will consist of            shares of Class A common stock, $.01 par value,
           shares of Class B common stock, $.01 par value, and            shares
of preferred stock, $.01 par value. Upon completion of this offering, (1) we
will have            shares of Class A common stock and            shares of
Class B common stock outstanding (assuming no exercise of outstanding stock
options); and (2) we will have outstanding options to purchase            shares
of Class A common stock.

     The following summary of the terms and provisions of our capital stock does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation and our By-Laws, and to applicable law, for a complete description of the terms and provisions of our capital stock.

COMMON STOCK

     The holders of Class A common stock and Class B common stock have identical voting rights except that holders of Class A common stock are entitled to one vote per share while holders of Class B common stock are entitled to 10 votes per share on all matters to be voted on by stockholders. Holders of shares of Class A common stock and Class B common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class A common stock and Class B common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding preferred stock, amendments to our Amended and Restated Certificate of Incorporation generally must be approved by two-thirds of the combined voting power of all Class A common stock and Class B common stock voting together as a single class. Amendments to our Amended and Restated Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class A common stock or the Class B common stock so as to affect them adversely also must be approved by two-thirds of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to our Amended and Restated Certificate of Incorporation to increase the authorized shares of any class or classes of stock will be deemed not to affect adversely the powers, preferences or special rights of the Class A common stock or Class B common stock. The holders of Class A common stock and Class B common stock are entitled to such dividends as may be declared in the discretion of our board of directors out of legally available funds, subject to the preferential dividend rights of any shares of preferred stock. Holders of Class A common stock and Class B common stock have no preemptive rights to purchase shares of our stock. Our Amended and Restated Certificate of Incorporation provides that each share of Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock. Shares of Class A common stock and Class B common stock are not subject to any redemption provisions and shares of Class A common stock are not convertible into any other securities. All outstanding shares of Class A common stock and Class B common stock are fully paid and nonassessable. The shares of our Class A common stock we will sell in this offering will also be fully paid and nonassessable when we receive payment for the shares.

PREFERRED STOCK

     Our Amended and Restated Certificate of Incorporation provides for five million authorized shares of preferred stock, of which none are outstanding. The existence of authorized but unissued preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in our best interests, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder group. In this regard, the Amended and Restated Certificate of

Incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to our board of directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of shares of common stock and adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of our company. Our board of directors currently does not intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

LIMITATION ON DIRECTORS' LIABILITIES

     Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

     Section 145 of the Delaware General Corporation Law (DGCL) permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal act or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection with the action.

     Our Amended and Restated By-Laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

     We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ANTI-TAKEOVER PROVISIONS

GENERAL

     Certain provisions of the DGCL and our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws may delay, discourage or prevent a change in control of our company unless the takeover or change in control is approved by our board of directors. These provisions also may render the removal of directors and management more difficult. These provisions may discourage bids for our common stock at a premium over the market price and may adversely affect the market price and voting and other rights of the holders of our common stock.

CERTIFICATE OF INCORPORATION AND BY-LAWS

     Our Amended and Restated Certificate of Incorporation provides that our board of directors is divided into three classes of directors, serving staggered three-year terms. With a classified board of directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the board of directors. As a result, our classified board of directors, as well as the inability of stockholders to remove directors without cause and to fill vacancies on our board, may discourage proxy contests for the election of directors or purchases of a substantial block of our common stock because these provisions could operate to prevent obtaining control of our company in a relatively short period of time.

This classification provision also could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of our company. In addition, our stockholders may only remove a director from office for cause and only with the affirmative vote of at least two-thirds of the total voting power of all of our outstanding stock and only the board of directors may fill vacancies on our board. We believe, however, that a classified board of directors will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors, since a majority of our directors at any given time will have had prior experience as our directors. We believe that this, in turn, will permit our board of directors to more effectively represent the interest of stockholders.

     Our Amended and Restated Certificate of Incorporation provides that stockholders may act only at an annual or special meeting of stockholders and may not act by written consent, other than by unanimous written consent. Our Amended and Restated By-Laws provide that special meetings of stockholders may be called only by the Chairman of our board of directors, the President or our board of directors. Our Amended and Restated By-Laws require advance written notice, which generally must be received by our Secretary not less than 30 days nor more than 60 days prior to a meeting of stockholders (subject to certain exceptions) of a proposal or director nomination which a stockholder desires to present at such a meeting.

     All amendments to the provisions of our Amended and Restated Certificate of Incorporation relating to our classified board must be approved by the holders of two-thirds of the outstanding capital stock entitled to vote and all amendments to our Amended and Restated By-Laws must be approved by either the holders of two-thirds of the outstanding capital stock entitled to vote or by a majority of our board of directors.

     These provisions reduce our vulnerability to an unsolicited acquisition proposal and discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for shares of our common stock and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

DELAWARE ANTI-TAKEOVER LAW

     We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of a corporation's outstanding voting stock, or was the owner of 15% or more of a corporation's outstanding voting stock at any time within the prior three years, other than "interested stockholders" prior to the time our common stock is quoted on Nasdaq. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, we will have        outstanding shares of
common stock. The shares sold in this offering will be freely tradable without restriction under the Securities Act except for any shares purchased by our
affiliates. The remaining        shares of common stock held by existing
stockholders are "restricted securities" as that term is defined in Rule 144.

     These restricted shares will become eligible for sale in the public market, subject to the volume limitations under Rule 144 as described below, from time to time following this offering, commencing in June 2000. All of these restricted shares are subject to the contractual restrictions on sale described below under the caption "Lock-up Agreements."

     Rule 144 makes available an exemption from the registration requirements of the Securities Act. In general, under Rule 144, a person (or persons whose shares are aggregated) who owns shares that were acquired from the issuer or an affiliate of the issuer at least one year prior to the proposed sale will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

     o 1% of the then outstanding shares of the common stock (approximately shares immediately after this offering); or

     o the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

     Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of current pubic information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who owns shares that were acquired from the issuer or an affiliate of the issuer at least two years prior to the proposed sale is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above.

     There has been no public market for our Class A common stock prior to this offering and no assurance can be given that an active public market for our Class A common stock will develop or be sustained after completion of this offering. Sales of substantial amounts of Class A common stock, or the perception that these sales could occur, could adversely affect the prevailing market price of our Class A common stock and could impair our ability to raise capital or effect acquisitions through the issuance of our Class A common stock.

     We plan to register an additional                 shares of our Class A
common stock under the Securities Act within 90 days after the closing of this offering for use by us as consideration for future acquisitions. Upon registration, these shares generally will be freely tradable after issuance, unless the resale thereof is contractually restricted or unless the holders thereof are subject to the restrictions on resale provided in Rule 145 under the Securities Act.

     After this offering, we intend to initially register            %, or
approximately                shares of Class A common stock, of the total
outstanding shares of our common stock for issuance upon exercise of options granted under our stock option plan. If we increase our total outstanding shares of common stock, we will register additional shares of Class A common stock so that the stock available for issuance under our stock option plan will be
registered. We also plan to register the         shares of common stock issuable
under our stock purchase plan. Once we register the shares issuable under these plans, they can be sold in the public market upon issuance, subject to restrictions under the securities laws applicable to resales by affiliates.

LOCK-UP AGREEMENTS

     All holders of common stock and securities convertible into or exercisable or exchangeable for common stock issued prior to, or upon consummation of, this offering (other than those shares sold pursuant to this offering) have agreed pursuant to certain "lock-up" agreements that they will not offer, sell, contract to sell, pledge, grant any option to sell, or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible into or exercisable or exchangeable for common stock for a period of 180 days after the date of this prospectus without the prior written consent of Warburg Dillon Read LLC. Warburg Dillon Read LLC may release the shares subject to the lock-up agreements in whole or in part at any time with or without notice. However, Warburg Dillon Read LLC has no current plan to do so.

                                  UNDERWRITING

     We have entered into an underwriting agreement with the underwriters named below. Warburg Dillon Read LLC and Thomas Weisel Partners LLC are acting as representatives of the underwriters.

     The underwriting agreement provides for the purchase of a specific number of shares of Class A common stock by each of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specified number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of Class A common stock set forth opposite its name below.

NAME                                                                       NUMBER OF SHARES
----------------------------------------------------------                 ----------------
Warburg Dillon Read LLC...................................
Thomas Weisel Partners LLC................................
          Total...........................................
                                                                                 ----
                                                                                 ----

     This is a firm commitment underwriting. This means that the underwriters have agreed to purchase all of the shares offered by this prospectus, other than those covered by the over-allotment option described below, if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase shares, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.

     The representatives have advised us that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the representatives may offer some of the shares to certain securities dealers at such price less a concession
of $       per share to certain other dealers. The underwriters may also allow to dealers, and such dealers may reallow, a concession not in excess of $0.10 per share to certain other dealers. After the shares are released for sale to the public, the representatives may change the offering price and other selling terms at various times.

     We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus,
permits the underwriters to purchase a maximum of        additional shares of
our Class A common stock to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total
price to the public will be $           million and the total proceeds to us
will be approximately $           million. The underwriters have severally
agreed that, to the extent the over-allotment option is exercised, each of the underwriters will purchase a number of additional shares proportionate to its initial amount reflected in the above table.

     The following table provides information regarding the amount of the discount to be paid to the underwriters by us.

                                                                     PAID BY US
                                                   ----------------------------------------------
                                                   NO EXERCISE OF           FULL EXERCISE OF
                                                   OVER-ALLOTMENT OPTION    OVER-ALLOTMENT OPTION
                                                   ---------------------    ---------------------
Per Share.......................................
          Total.................................

     We estimate that the total expenses of this offering, excluding the
underwriting discount, will be approximately $           .

     We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

     Thomas Weisel Partners LLC, one of the representatives of the underwriters, was organized and registered as a broker-dealer in December 1998. Since December 1998, Thomas Weisel Partners has been named as a lead or co-manager on 66 filed public offerings of equity securities, of which 35 have been completed, and has acted as a syndicate member in an additional 32 public offerings of equity securities. Thomas Weisel Partners does not have any material relationship with us or any of our officers, directors or other controlling persons, except with respect to its contractual relationship with us pursuant to the underwriting agreement entered into in connection with this offering.

     Our officers, directors and director nominees have agreed to a 180-day lock-up with respect to shares of common stock and certain other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period of 180 days following the date of this prospectus, these persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Warburg Dillon Read LLC.

     At our request, the underwriters have reserved for sale at the initial
public offering price up to        shares of common stock for our officers,
directors, employees, clients, friends and related persons who express an interest in purchasing these shares. The number of shares of our Class A common stock available for sale to the general public will be reduced to the extent these persons purchase these reserved shares. The underwriters will offer any shares not so purchased by these persons to the general public on the same basis as the other shares in this initial public offering.

     Prior to this offering, there has been no public market for our Class A common stock. Consequently, the offering price for our Class A common stock has been determined by negotiations between us and the underwriters and is not necessarily related to our asset value, net worth or other established criteria of value. The factors considered in these negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which we compete, an assessment of our management, our prospects, our capital structure and certain other factors as were deemed relevant.

     Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

     o Stabilizing transactions--The representatives may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

     o Over-allotments and syndicate covering transactions--The underwriters may create a short position in the shares by selling more shares than are set forth on the cover page of this prospectus. If a short position is created in connection with this offering, the representatives may engage in syndicate covering transactions by purchasing shares in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

     o Penalty bids--If the representatives purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

     Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

     Neither us nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the Nasdaq National Market or otherwise. If these transactions are commenced, they may be discontinued without notice at any time.

     We and the underwriters expect that the shares will be ready for delivery on the fourth business day following the date of this prospectus. Under SEC regulations, secondary market trades are required to settle in three business days following the trade date (commonly referred to as "T+3"), unless the parties to the trade agree to a different settlement cycle. As noted above, the shares will settle in T+3. Therefore, purchasers who wish to trade on the date of this prospectus or during the next three succeeding business days must specify an alternate settlement cycle at the time of the trade to prevent a failed settlement. Purchasers of the shares who wish to trade shares on the date of this prospectus or during the next three succeeding business days should consult their own advisors.

                                 LEGAL MATTERS

     The legality of our Class A common stock offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters related to this offering will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

     The financial statements included in this prospectus and registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this prospectus and registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) on Form S-1 with respect to the Class A common stock being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the shares of Class A common stock offered hereby, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where any contract is an exhibit to the registration statement, each statement with respect to the contract is qualified in all respects by the provisions of the revelant exhibit, to which reference is hereby made. You may read and copy any document we file at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549, and the Securities and Exchange Commission's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, IL 60661, and 7 World Trade Center, 13th Floor, New York,
NY 10048.

     As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC. Upon approval of the Class A common stock for quotation on the Nasdaq National Market, such reports, proxy and information statements and other information may also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, NW, Washington, D.C. 20006.

     The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS
                         eSPEED, INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report................................................................................   F-2

Consolidated Statement of Financial Condition...............................................................   F-3

Consolidated Statement of Operations........................................................................   F-4

Consolidated Statement of Cash Flows........................................................................   F-5

Consolidated Statement of Changes in Stockholder's Equity...................................................   F-6

Notes to Consolidated Financial Statements..................................................................   F-7

The following is the form of opinion we will be in a position to issue upon completion of the formation transactions as defined and described in Note 1 to the financial statements (which are planned to occur on or prior to the effective date of this registration statement), assuming no material changes in circumstances occur prior to that time which might require adjustment to and/or disclosure in such financial statements and/or notes thereto.

/s/ Deloitte & Touche LLP
September 21, 1999

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
and Stockholder of eSpeed, Inc.:

We have audited the accompanying consolidated statement of financial condition of eSpeed, Inc. and Subsidiaries (the "Company") as of June 25, 1999, and the related statements of operations, cash flows and changes in stockholder's equity for the period from March 10, 1999 (date of commencement of operations) to June 25, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 25, 1999, and the results of its operations and its cash flows for the period from March 10, 1999 (date of commencement of operations) to June 25, 1999, in conformity with generally accepted accounting principles.

                           , 1999
                         eSPEED, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                 JUNE 25, 1999

ASSETS
Cash................................................................................                  $    25,000
Fixed assets, at cost...............................................................   $ 8,522,402
Less accumulated depreciation and amortization......................................    (1,009,983)
                                                                                       -----------
Fixed assets, net...................................................................                    7,512,419
Prepaid expenses, principally computer maintenance agreements.......................                    1,540,957
                                                                                                      -----------
       Total assets.................................................................                  $ 9,078,376
                                                                                                      -----------
                                                                                                      -----------
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Payable to affiliates, net..........................................................                  $ 2,235,367
Accrued compensation and benefits...................................................                    3,331,138
Accounts payable and accrued liabilities............................................                    1,626,648
                                                                                                      -----------
       Total liabilities............................................................                    7,193,153
                                                                                                      -----------

Commitments and contingencies

Stockholder's equity:
Common stock, $.01 par value, 3,000 shares authorized, 12.5 shares issued and
  outstanding.......................................................................                           --
Additional paid in capital..........................................................                    5,480,299
Accumulated deficit.................................................................                   (3,595,076)
                                                                                                      -----------
       Total stockholder's equity...................................................                    1,885,223
                                                                                                      -----------
Total liabilities and stockholder's equity..........................................                  $ 9,078,376
                                                                                                      -----------
                                                                                                      -----------

                See notes to consolidated financial statements.

                         eSPEED, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
   FOR THE PERIOD FROM MARCH 10, 1999 (DATE OF COMMENCEMENT OF OPERATIONS) TO
                                 JUNE 25, 1999

Revenues:
  Transaction revenues.............................................................................   $ 7,551,312
  System services fees from affiliates.............................................................     4,966,294
                                                                                                      -----------
       Total revenues..............................................................................    12,517,606
                                                                                                      -----------
Expenses:
  Compensation and employee benefits...............................................................     8,215,463
  Occupancy and equipment..........................................................................     3,458,487
  Professional and consulting fees.................................................................     1,715,869
  Communications and client networks...............................................................     1,324,240
  Transaction services fees paid to affiliates.....................................................       430,532
  Adminstrative fees paid to affiliates............................................................       548,536
  Other............................................................................................       511,778
                                                                                                      -----------
       Total expenses..............................................................................    16,204,905
                                                                                                      -----------
Loss before benefit for income taxes...............................................................    (3,687,299)
Income tax benefit.................................................................................        92,223
                                                                                                      -----------
       Net loss....................................................................................   $(3,595,076)
                                                                                                      -----------
                                                                                                      -----------

Pro forma data (unaudited):
  Basic and diluted net loss per share.............................................................
  Shares of common stock outstanding (in thousands)................................................

                See notes to consolidated financial statements.

                         eSPEED, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
   FOR THE PERIOD FROM MARCH 10, 1999 (DATE OF COMMENCEMENT OF OPERATIONS) TO
                                 JUNE 25, 1999

Cash flows from operating activities:
  Net loss...........................................................................                 $(3,595,076)
  Non-cash item included in net loss:
     Depreciation and amortization...................................................                   1,009,983
  Increase in operating asset:
     Prepaid expenses................................................................                    (338,734)
  Increase in operating liabilities:
     Accrued compensation and benefits...............................................                   1,840,302
     Payable to affiliate, net.......................................................                   2,235,367
                                                                                                      -----------
       Cash provided by operating activities.........................................                   1,151,842
                                                                                                      -----------
Cash flows from investing activities:
  Acquisitions of fixed assets.......................................................                  (1,151,842)
                                                                                                      -----------
Cash flows from financing activities:
  Capital contribution...............................................................                      25,000
                                                                                                      -----------
Net increase in cash.................................................................                      25,000
Cash balance, beginning of period....................................................                          --
                                                                                                      -----------
Cash balance, end of period..........................................................                 $    25,000
                                                                                                      -----------
                                                                                                      -----------

Supplemental disclosure of non-cash financing activities:
Effective March 10, 1999, Cantor Fitzgerald Securities made an initial capital contribution as follows:
     Fixed assets....................................................................   $7,370,560
     Prepaid expenses................................................................    1,202,223
     Accrued compensation and benefits...............................................   (1,490,836)
     Accounts payable and accrued expenses...........................................   (1,626,648)
                                                                                        ----------
     Total non-cash capital contributed..............................................   $5,455,299
                                                                                        ----------
                                                                                        ----------

                See notes to consolidated financial statements.

                         eSPEED, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
   FOR THE PERIOD FROM MARCH 10, 1999 (DATE OF COMMENCEMENT OF OPERATIONS) TO
                                 JUNE 25, 1999

                                                           COMMON           ADDITIONAL                      TOTAL
                                                           STOCK*            PAID IN      ACCUMULATED    STOCKHOLDER'S
                                                       (PAR VALUES $.01)     CAPITAL        DEFICIT         EQUITY
                                                       -----------------    ----------    -----------    -------------
Balance, March 10, 1999.............................      $        --       $       --    $        --     $        --
  Cash capital contribution.........................               --           25,000                         25,000
  Non-cash capital contribution.....................                         5,455,299                      5,455,299
  Net loss..........................................                                       (3,595,076)     (3,595,076)
                                                          -----------       ----------    -----------     -----------
Balance, June 25, 1999..............................      $        --       $5,480,299    $(3,595,076)    $ 1,885,223
                                                          -----------       ----------    -----------     -----------
                                                          -----------       ----------    -----------     -----------

------------------
* 3,000 shares authorized, 12.5 shares issued and outstanding

                See notes to consolidated financial statements.

                         eSPEED, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    FOR THE PERIOD FROM MARCH 10, 1999 (DATE OF COMMENCEMENT OF OPERATIONS)
                                TO JUNE 25, 1999

1. ORGANIZATION AND FORMATION TRANSACTION

     eSpeed, Inc. ("eSpeed" or, together with its wholly owned subsidiaries, the "Company") is a wholly owned subsidiary of Cantor Fitzgerald Securities (CFS), which in turn is a 99.5% owned subsidiary of Cantor Fitzgerald, L.P. ("CFLP", or together with CFS and its subsidiaries, "Cantor"). eSpeed commenced operations on March 10, 1999 as a division of CFS. eSpeed is a Delaware corporation that was formed on June 3, 1999. In September 1999, the Company's Board of Directors changed eSpeed's fiscal year from the last Friday of December to December 31. The Company engages in the business of operating interactive electronic marketplaces designed to enable market participants to trade securities and other products more efficiently and at a lower cost than traditional trading environments permit.

     The Company intends to file a registration statement on Form S-1 with the Securities and Exchange Commission for a public offering (the "Offering") of Class A common stock. The number of shares to be offered and the initial offering price will be determined at a future date. On or prior to the effective date of the Offering, and upon obtaining various regulatory approvals, the formation transactions will be consummated and, as such, the accompanying financial statements reflect such transactions and the activities of eSpeed while operating as a division of CFS as the historical basis financial statements of eSpeed. The formation transactions include an initial capital contribution of net assets of $5,455,299. This contribution includes fixed assets with a net book value of $7,370,560 and prepaid expenses of $1,202,223, and the assumption of liabilities consisting of accrued compensation, accounts payable and other liabilities of $3,117,484. In exchange for the contribution of net assets, the Company will a) issue to CFS shares of Class B common stock
representing, at the closing of the Offering, approximately   % of the
outstanding common stock of the Company and b) make a payment to CFS of
$50 million from the proceeds of the Offering, which will be recorded as a reduction in Additional paid in capital. As the issuance of the shares and the related payment are contingent upon the successful completion of the Offering, they have not been reflected in the accompanying financial statements. Upon completion of the Offering, the capitalization of eSpeed will consist of shares of authorized Class A common stock, $.01 par value,
shares of Class B common stock, $.01 par value, and       shares of preferred
stock, $.01 par value. The rights of holders of shares of common stock will be substantially identical, except that holders of Class B common stock will be entitled to 10 votes per share, while holders of Class A common stock will be entitled to one vote per share. Additionally, each share of Class B common stock will be convertible at any time, at the option of the holder, into one share of Class A common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES--The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in the consolidated financial statements. Estimates, by their nature, are based on judgment and available information. As such, actual results could differ from the estimates included in these consolidated financial statements.

     SECURITIES TRANSACTIONS--Securities transactions and the related transaction revenues are recorded on a trade date basis.

     FIXED ASSETS--Fixed assets, which comprise computer and communication equipment and software, are depreciated over their estimated economic useful lives of three to five years using an accelerated method. Upon commencement of operations, the Company adopted Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Accordingly, internal and external direct costs of application development and of obtaining software for internal use are capitalized and amortized over their estimated economic useful lives of three to five years using an accelerated method.

                         eSPEED, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
    FOR THE PERIOD FROM MARCH 10, 1999 (DATE OF COMMENCEMENT OF OPERATIONS)
                                TO JUNE 25, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     NEW ACCOUNTING PRONOUNCEMENTS--In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS")
No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The statement, as amended, is effective for fiscal years beginning after June 15, 2000. eSpeed has evaluated the impact of adopting SFAS No. 133 and believes it will not have a material effect on its financial statements.

     PRO FORMA DATA (UNAUDITED)--Pro forma basic loss per share is computed based upon giving effect to (a) conversion of the shares currently outstanding common stock to the equivalent number of shares of Class B common stock to be issued to CFS, and (b) the equivalent number of shares of Class A common stock to be issued whose proceeds would be necessary to pay CFS $50 milion for its initial contribution of net assets to eSpeed. The pro forma shares outstanding for the period ended June 25, 1999 are computed as follows:

Shares of Class B common stock outstanding...................................
                                                                                  -----------
Shares of Class A common stock outstanding...................................
                                                                                  -----------
          Total..............................................................
                                                                                  -----------
                                                                                  -----------

     Pro forma diluted net loss per share is the same as pro forma basic net loss per share because there were no dilutive securities outstanding for the period ended June 25, 1999.

3. FIXED ASSETS

     Fixed assets consist of the following:

                                                                       JUNE 25, 1999
                                                                       -------------
Computer and communication equipment.................................  $   7,838,620
Software.............................................................        683,782
                                                                       -------------
                                                                           8,522,402
Less accumulated depreciation and amortization.......................     (1,009,983)
                                                                       -------------
Fixed assets, net....................................................  $   7,512,419
                                                                       -------------
                                                                       -------------

4. INCOME TAXES

     The Company has operated as a division of CFS, which is a New York partnership. Under applicable federal and state income tax laws, the taxable income or loss of a partnership is allocated to each partner based upon their ownership interest. CFS is, however, subject to the Unincorporated Business Tax ("UBT") of the City of New York, and the benefit for income taxes represents a reduction in UBT. The loss generated by eSpeed will be used as a reduction of the taxable income of CFS and, as such, eSpeed will be reimbursed for such tax and has recognized the benefit as an offset to payable to affiliates. Upon completion of the Offering, the stand-alone operations of eSpeed will be subject to income tax as a corporation.

                         eSPEED, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
    FOR THE PERIOD FROM MARCH 10, 1999 (DATE OF COMMENCEMENT OF OPERATIONS)
                                TO JUNE 25, 1999

5. COMMITMENTS AND CONTINGENCIES

     LEASES--Under an administrative services agreement, eSpeed is obligated for minimum rental payments under various non-cancelable leases with third parties, principally for office space and computer equipment, expiring at various dates through 2004 as follows:

FOR THE PERIOD ENDING DECEMBER 31:
---------------------------------------------------------------------
1999.................................................................  $   1,550,771
2000.................................................................      3,530,211
2001.................................................................      3,381,511
2002.................................................................      3,325,871
2003.................................................................      3,284,465
Thereafter...........................................................     14,552,147
                                                                       -------------
Total................................................................  $  29,624,976
                                                                       -------------
                                                                       -------------

     Rental expense under the above and under all other operating leases amounted to $930,462 for the period ended June 25, 1999.

     LEGAL MATTERS--On May 5, 1999, Cantor, together with The Board of Trade of the City of Chicago, The New York Mercantile Exchange and The Chicago Mercantile Exchange, were sued by Electronic Trading Systems, Inc. in the United States District Court for the Northern District of Texas (Dallas Division) for alleged infringement of Wagner United States patent 4,903,201, entitled "Automated Futures Trade Exchange." The patent relates to a system and method for implementing an electronic, computer-automated futures exchange. On July 1, 1999, Cantor answered the complaint, asserting, among other things, that the '201 patent was invalid and not infringed by Cantor and that Cantor was not the real party in interest. Although not identified by the complaint, Cantor believes that the system being charged with infringement is a version of the electronic trading system used by the Cantor Exchange which Cantor is contributing to the Company in connection with this offering. If the plaintiff is successful in the lawsuit, the Company may be required to obtain a license to develop and market one or more of its services, to cease developing or marketing such services or to redesign such services. There can be no assurances that the Company would be able to obtain such licenses or that the Company would be able to obtain them at commercially reasonable rates, or if unable to obtain licenses that the Company would be able to redesign its services to avoid infringement.

     Cantor owns U.S. patent 5,905,974, entitled "Automated Auction Protocol Processor." On August 10, 1999, Liberty Brokerage Investment Corporation filed an action for declaratory judgment in the United States District Court for the District of Delaware, claiming that the '974 patent was invalid, unenforceable and not infringed by Liberty. The Company will assume responsibility for defending this suit.

     Although the ultimate outcome of these actions cannot be ascertained at this time and the results of legal proceedings cannot be predicted with certainty, it is the opinion of management that the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

     RISKS AND UNCERTAINTIES--The Company generates its revenues by providing securities trading activities to, and by executing transactions with, institutional customers of CFS and certain of its affiliates. Revenues for these services are transaction based. As a result, the Company's revenues could vary based on the transaction volume of financial markets around the world.

6. RELATED PARTY TRANSACTIONS

     The Company operates interactive electronic marketplaces. For providing these services, the Company receives a percentage of the transaction revenues ranging from 2.5% to 100% from Cantor's marketplace
                         eSPEED, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
    FOR THE PERIOD FROM MARCH 10, 1999 (DATE OF COMMENCEMENT OF OPERATIONS)
                                TO JUNE 25, 1999

6. RELATED PARTY TRANSACTIONS--(CONTINUED)

businesses, depending on the type of electronic services provided for the transaction. Revenues from such transactions during the period ended June 25, 1999 totaled $7,551,312.

     On certain transactions (those where the Company receives 100% of the commission revenue share), CFS or its affiliates provides the Company with services for which CFS or its affiliate is paid a fee of 10%, 20% or 35% of the transaction revenue earned on the transaction. Charges to the Company from CFS and its affiliates for such transaction services during the period ended
June 25, 1999 totaled $430,532.

     The Company also provides network, data center and server administration support and other technology services to CFS and its affiliates. The Company charges CFS and its affiliates for these services commensurate with its costs of providing these services. System services fees received from CFS and its affiliates during the period ended June 25, 1999 totaled $4,966,294.

     Under an administrative services agreement, CFS and its affiliates provide various administrative services to the Company, including accounting, tax, sales and marketing, legal, and facilities management. The Company is required to reimburse CFS or its affiliate for the cost of providing such services. The administrative services agreement has a three-year term which will renew automatically for successive one-year terms unless cancelled upon six month's prior notice by either the Company or CFS and its affiliates. The Company incurred administrative fees for such services during the period ended June 25, 1999 totaling $548,536.

7. REGULATORY CAPITAL REQUIREMENTS

     Through its broker-dealer subsidiaries, eSpeed Government Securities, Inc. and eSpeed Securities, Inc., the Company will be subject to Securities and Exchange Commission broker-dealer regulation under Section 15C and Rule 17a-5, respectively, of the Securities Exchange Act of 1934. As such, at current business levels these subsidiaries would both be required to maintain minimum net capital, as defined, of $5,000. In addition, eSpeed's broker-dealer subsidiary in the United Kingdom, eSpeed Securities International Ltd., expects to be subject to the rules of the Securities and Futures Authority, which requires minimum net capital of approximately $50,000.

     As of June 25, 1999, CFS had contributed cash of $25,000 to eSpeed. Subsequent to June 25, 1999, CFS contributed for 87.5 shares of common stock an additional $175,000 of capital to eSpeed, which was combined with the original cash infusion and then contributed equally to eSpeed Government Securities, Inc. and eSpeed Securities, Inc., resulting in each subsidiary having $100,000 of capital.

8. EMPLOYEE BENEFIT PLAN

     Employees of eSpeed are eligible to participate in the Cantor Fitzgerald Deferral Plan (the "Plan"), which is a deferred-salary plan sponsored by CFLP, whereby an eligible employee may elect to defer a portion of his salary by directing eSpeed to contribute to the Plan. The Plan is available to all employees of eSpeed meeting certain eligibility requirements and is subject to the provisions of the Employee Retirement Income Security Act of 1974. All expenses associated with the administration of the Plan are currently paid by CFLP at its option.

9. LONG-TERM INCENTIVE PLAN

     The Company intends to adopt a Long-Term Incentive Plan (the "Plan") which will provide for awards in the form of 1) either incentive stock options or non-qualified stock options ("NQSO's"); 2) stock appreciation rights;
3) restricted or deferred stock; 4) dividend equivalents; 5) bonus shares and awards in lieu of obligations to pay cash compensation; and 6) other awards the value of which is based in whole or in part upon the value of eSpeed's common stock.

                         eSPEED, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
    FOR THE PERIOD FROM MARCH 10, 1999 (DATE OF COMMENCEMENT OF OPERATIONS)
                                TO JUNE 25, 1999

9. LONG-TERM INCENTIVE PLAN--(CONTINUED)

     The Compensation Committee of the Board of Directors will administer the Plan and will generally be empowered to select the individuals who will receive the awards and the terms and conditions of those awards.

     The Plan also authorizes the automatic grant of NQSO's to non-employee directors upon initial election as a director and additional grants at each annual meeting thereafter. These options will have an exercise price equal to the fair market value of the Class A common stock on the date of grant.

     In connection with the Offering, the Company also intends to issue stock options to certain officers and employees at an exercise price equal to the initial public offering price.

10. STOCK PURCHASE PLAN

     The Company intends to adopt a Stock Purchase Plan to permit eligible employees, including employees of Cantor, to purchase shares of eSpeed common stock at a discount. At the end of each purchase period, as defined, accumulated payroll deductions will be used to purchase stock at a price determined by a Stock Purchase Plan administrative committee, which will generally not be less than 85% of the lowest market price at various defined dates during the purchase period.

11. SEGMENT AND GEOGRAPHIC DATA

     SEGMENT INFORMATION--The Company currently operates its business in one segment, that of operating interactive electronic marketplaces for the trading of securities and other financial products. This segment comprised approximately 60% of revenues for the period ended June 25, 1999. The remainder of the Company's revenues were derived from system services fees received from CFS and its affiliates.

     GEOGRAPHIC INFORMATION--The Company operates in the U.S., Europe and Asia. Revenue attribution for purposes of preparing geographic data is principally based upon the marketplace where the financial product is traded, which, as a result of regulatory jurisdiction constraints in most circumstances, is also representative of the location of the client generating the transaction resulting in commissionable revenue. The information that follows, in management's judgement, provides a reasonable representation of the activities of each region as of and for the period ended June 25, 1999:

Transaction Revenues:
  Europe.......................................................................   $ 1,961,258
  Asia.........................................................................        58,466
                                                                                  -----------
     Total non-U.S.............................................................     2,019,724
  U.S..........................................................................     5,531,588
                                                                                  -----------
     Total.....................................................................   $ 7,551,312
                                                                                  -----------
                                                                                  -----------
Average long-lived assets:
  Europe.......................................................................   $ 2,500,397
  Asia.........................................................................       945,265
                                                                                  -----------
     Total non-U.S.............................................................     3,445,662
  U.S..........................................................................     3,995,828
                                                                                  -----------
     Total.....................................................................   $ 7,441,490
                                                                                  -----------
                                                                                  -----------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Prospectus Summary.............................      1
Risk Factors...................................      7
Use of Proceeds................................     22
Dividend Policy................................     22
Dilution.......................................     23
Capitalization.................................     24
Selected Financial Data........................     25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................     26
Business.......................................     31
Management.....................................     47
Principal Stockholders.........................     52
Description of Capital Stock...................     53
Shares Eligible for Future Sale................     55
Underwriting...................................     57
Legal Matters..................................     59
Experts........................................     59
Where You Can Find More Information............     59
Index to Financial Statements..................    F-1

THROUGH AND INCLUDING             , 1999 (THE 25TH DAY AFTER COMMENCEMENT OF
THIS OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    [Number]

                              [LOGO] eSpeed, Inc.

                              Class A Common Stock

                            WARBURG DILLON READ LLC

                           THOMAS WEISEL PARTNERS LLC

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with this offering. All of such amounts (except the SEC registration fee and the NASD filing fee) are estimated.

SEC registration fee...............................................................   $70,334
Nasdaq listing fee.................................................................         *
NASD filing fee....................................................................    25,800
Blue Sky fees and expenses.........................................................         *
Printing and Engraving Costs.......................................................         *
Legal fees and expenses............................................................         *
dAccounting fees and expenses......................................................         *
Transfer Agent and Registrar fees and expenses.....................................         *
Miscellaneous......................................................................         *
                                                                                      -------
Total                                                                                 $     *
                                                                                      -------
                                                                                      -------

------------------
* To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our By-Laws provide that we shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Our Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or
(d) for transactions from which directors derive improper personal benefit.

     The Underwriting Agreement, filed as Exhibit 1, provides that the Underwriters named therein will indemnify us and hold us harmless and each of our directors, officers or controlling persons from and against certain liabilities, including liabilities under the Securities Act. The Underwriting Agreement also provides that such Underwriters will contribute to certain liabilities of such persons under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The Registrant has issued and sold the following securities since June 3, 1999 (inception):

     (1) On June 24, 1999, we issued 12.5 shares of Class B common stock to Cantor Fitzgerald Securities for an aggregate purchase price of $25,000;

     (2) On June 30, 1999, we issued 37.5 shares of common stock to Cantor Fitzgerald Securities for $75,000; and

     (3) On July 27, 1999, we issued 50 shares of Class B common stock to Cantor Fitzgerald Securities for $100,000.

     The sale of the above securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

EXHIBIT
NUMBER   DESCRIPTION
------   -----------
  1       --   Form of Underwriting Agreement*
  2       --   Assignment and Assumption Agreement, dated as of         , 1999, between Cantor Fitzgerald, L.P. and
               eSpeed, Inc.*
  3.1     --   Amended and Restated Certificate of Incorporation of eSpeed, Inc.*
  3.2     --   Amended and Restated By-Laws of eSpeed, Inc.*
  4       --   Specimen Common Stock Certificate.*
  5       --   Opinion of Morgan, Lewis & Bockius LLP*
 10.1     --   Long-Term Incentive Plan of eSpeed, Inc.*
 10.2     --   eSpeed, Inc. Stock Purchase Plan*
 10.3     --   Form of Joint Services Agreement, dated as of             , 1999, by and among eSpeed, Inc., eSpeed
               Securities, Inc., eSpeed Government Securities, Inc., eSpeed Securities International Ltd. and Cantor
               Fitzgerald, L.P.*
 10.4     --   Form of Administrative Services Agreement, dated as of                , 1999, among Cantor Fitzgerald,
               L.P., eSpeed, Inc., eSpeed Securities, Inc., eSpeed Government Securities, Inc. and eSpeed Securities
               International Ltd.*
 21.1     --   List of subsidiaries of eSpeed, Inc.
 23.1     --   Consent of Deloitte & Touche LLP*
 23.2     --   Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)*
 24       --   Powers of Attorney (included on signature page)
 27       --   Financial Data Schedule

------------------
* To be filed by amendment.

(b) Financial Statement Schedules

     The financial statement schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of eSpeed, Inc. or related notes thereto.

ITEM 17. UNDERTAKINGS.

     The undesigned registrant hereby undertakes as follows:

          (1) The undersigned will provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

          (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

     Insofar as indemnification arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, THE STATE OF NEW YORK, ON THE 21ST DAY OF SEPTEMBER, 1999.

                                          eSpeed, Inc.

                                          By:        /s/ HOWARD W. LUTNICK
                                              ----------------------------------
                                                    Name: Howard W. Lutnick
                                              Title: Chairman of the Board and
                                                  Chief Executive Officer

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS HOWARD W. LUTNICK, FREDERICK T. VARACCHI, AND DOUGLAS B. GARDNER AND EACH OF THEM, WITH FULL POWER TO ACT WITHOUT THE OTHER, SUCH PERSON'S TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN THIS REGISTRATION STATEMENT, ANY AND ALL AMENDMENTS THERETO (INCLUDING POST-EFFECTIVE AMENDMENTS), ANY SUBSEQUENT REGISTRATION STATEMENTS PURSUANT TO RULE 462 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY AMENDMENTS THERETO AND TO FILE THE SAME, WITH EXHIBITS AND SCHEDULES THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING NECESSARY OR DESIRABLE TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                SIGNATURE                                      TITLE                             DATE
                ---------                                      -----                             ----

          /s/ HOWARD W. LUTNICK             Chairman of the Board and Chief Executive      September 21, 1999
------------------------------------------  Officer
            Howard W. Lutnick

        /s/ FREDERICK T. VARACCHI           President and Chief Operating Officer          September 21, 1999
------------------------------------------
          Frederick T. Varacchi

          /s/ DOUGLAS B. GARDNER            Vice Chairman                                  September 21, 1999
------------------------------------------
            Douglas B. Gardner

           /s/ KEVIN C. PICCOLI             Senior Vice President and Chief Financial      September 21, 1999
------------------------------------------  Officer (Principal Financial and Accounting
             Kevin C. Piccoli               Officer)

          /s/ STEPHEN M. MERKEL             Senior Vice President, General Counsel and     September 21, 1999
------------------------------------------  Secretary
            Stephen M. Merkel

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER     DESCRIPTION
----------   -----------
    1         --   Form of Underwriting Agreement*
    2         --   Assignment and Assumption Agreement, dated as of             , 19  , between Cantor
                   Fitzgerald, L.P. and eSpeed, Inc.*
    3.1       --   Amended and Restated Certificate of Incorporation of eSpeed, Inc.*
    3.2       --   Amended and Restated By-Laws of eSpeed, Inc.*
    4         --   Specimen Common Stock certificate.*
    5         --   Opinion of Morgan, Lewis & Bockius LLP*
   10.1       --   Long-Term Incentive Plan of eSpeed, Inc.*
   10.2       --   eSpeed, Inc. Stock Purchase Plan*
   10.3       --   Form of Joint Services Agreement, dated as of             , 1999, by and among eSpeed,
                   Inc., eSpeed Securities, Inc., eSpeed Government Securities, Inc., eSpeed Securities
                   International Ltd. and Cantor Fitzgerald, L.P.*
   10.4       --   Form of Administrative Services Agreement, dated as of                 , 1999, among
                   Cantor Fitzgerald, L.P., eSpeed, Inc., eSpeed Securities, Inc., eSpeed Government
                   Securities, Inc. and eSpeed Securities International Ltd.*
   21         --   List of subsidiaries of eSpeed, Inc.
   23.1       --   Consent of Deloitte & Touche LLP*
   23.2       --   Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)*
   24         --   Powers of Attorney (included on signature page)
   27         --   Financial Data Schedule

------------------
 * To be filed by amendment.